Exhibit 10.2
                               ------------

          THE SECURITIES ISSUED PURSUANT TO OR REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED AND QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. ANY TRANSFER OF SUCH SECURITIES IS SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

          SUCH SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                          OPERATING AGREEMENT
                                  FOR
                          KEYBUILDER.COM, LLC
                 A CALIFORNIA LIMITED LIABILITY COMPANY


          This Operating Agreement is made as of March 6, 2000, by and among Simpson Manufacturing Co., Inc., a Delaware corporation ("Simpson"), and Keymark Enterprises, Inc., an Illinois corporation ("Keymark"), with reference to the following facts:

          On March 6, 2000, Articles of Organization for the Company were filed with the California Secretary of State. The Members and the Directors desire to adopt and approve this Operating Agreement for the Company.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, the Members and Directors by this Agreement set forth the Operating Agreement for the Company under the laws of the State of California on the terms and subject to the conditions hereinafter provided.

          1. Definitions. When used in this Agreement, the following capitalized terms have the following respective meanings:

               1.1 "Act" means the Beverly-Killea Limited Liability Company Act, California Corporations Code sections 17000 and following, as the same may be amended from time to time.

               1.2 "Affiliate" means, with reference to a specified Person, any Person directly or indirectly controlling, controlled by or under common control with the specified Person, any trust or foundation to which the specified Person has made a majority of the grants, donations or contributions received by that trust or foundation, a Person owning or controlling ten percent or more of the outstanding voting securities of the specified Person, a Person ten percent or more of whose outstanding voting securities are owned or controlled by the specified Person, any officer, director, manager, general partner or trustee of the specified Person, and if the specified Person is an officer, director, manager, general partner or trustee, any corporation, limited liability company, partnership or trust for which the specified Person acts in any such capacity.

               1.3 "Articles" means the Articles of Organization for the Company filed or to be filed with the California Secretary of State, as the same may be amended from time to time.

               1.4 "Assignee" means the owner of an Economic Interest who has not been admitted as a Member of the Company or has ceased to be a Member in accordance with section 7.

               1.5 "Bankruptcy" of a Director or a Member means the occurrence of any of the following events: the Director or Member makes a general assignment for the benefit of creditors or admits his, her or its inability to pay his, her or its debts as they become due or an order for relief is entered against the Director or Member under any chapter of the United States Bankruptcy Code, as amended or superseded from time to time, or the Director or Member is adjudicated a bankrupt or insolvent or institutes any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt or similar proceeding relating to the Director or Member under the laws of any jurisdiction or any such proceeding is instituted against the Director or Member and remains undismissed for a period of sixty days.

               1.6  "Call Option" has the meaning ascribed to that term in section 7.10.

               1.7  "Capital Account" means:

                    1.7.1 The individual Capital Account that shall be established and maintained for each Member in accordance with the following provisions:

                           (a) To the Capital Account of a Member there
shall be credited such Member's Capital Contributions, such Member's share of Profits, any items in the nature of income or gain that are specially allocated thereto pursuant to subsection 6.2.1 and the amount of any Company liabilities that are personally assumed by such Member or that are secured by any Company property distributed to such Member with respect thereto;

                           (b) From the Capital Account of a Member, there
shall be debited the amount of cash and the fair market value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member's share of Losses, any items in the nature of expenses or losses that are specially allocated thereto pursuant to subsection 6.2.1 and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company with respect thereto; and

                           (c) In determining the amount of any liability,
there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

                    1.7.2 If any interest in the Company is transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

                    1.7.3 The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. If the Directors determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with Regulations section 1.704-1(b), the Directors may make such modification if it is not likely to have a materially adverse effect on amounts distributable to any Member pursuant hereto on the dissolution of the Company. The Directors shall adjust the amounts debited or credited to Capital Accounts with respect to any property contributed to the Company or distributed to a Member and any liabilities secured by such contributed or distributed property or assumed by the Company or Member in connection with such contribution or distribution if the Directors determine that such adjustments are necessary or appropriate under Regulations section 1.704-1(b)(2)(iv). The Directors shall also make any appropriate modifications if unanticipated events might cause this Agreement not to comply with Regulations section 1.704-1(b), and the Directors shall make all elections provided for under such Regulations.

               1.8 "Capital Contribution" of a Member means the total value of cash and the fair market value of property contributed to the Company by that Member.

               1.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

               1.10 "Company" means Keybuilder.com, LLC, a California limited liability company.

               1.11 "Derivative Work" means a work that is based on one or more pre-existing works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such pre-existing work may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the intellectual property rights in such pre-existing work, including copyrights, patents, trade secrets and other proprietary rights, would constitute infringement. "Derivative Work" shall also include any compilation that incorporates such pre-existing work.

               1.12 "Dissolution Event" means, with respect to a Director, one or more of the following: the death, insanity, resignation, removal or Bankruptcy of that Director.

               1.13 "Director" means a natural person initially appointed or subsequently elected as a Director pursuant to section 5.4. A Director need not be a Member, a resident of the State of California or a citizen of the United States.

               1.14 "Economic Interest" means a Member's or Assignee's right to share in one or more of the Profits, Losses, or similar items of, and to receive distributions from, the Company, pursuant to this Agreement and the Act, but does not include any other rights of a Member, including, without limitation, the right to vote or consent or participate in management, or, except as provided in section 9.2, any right to information concerning the business and affairs of the Company.

               1.15 "Fiscal Year" means the period commencing on the date the Company commences business or commencing on any subsequent January 1, and ending on the succeeding December 31, or, if earlier, the date of dissolution and termination of the Company.

               1.16 "Keymark License" has the meaning ascribed to that term in subsection 3.1.2.

               1.17 "Keymark Technology" means the proprietary software program for designing and engineering roof trusses and systems, walls, floor systems, and take-offs for building construction, owned by Keymark and described more fully in Exhibit A attached hereto, and all intellectual property rights, including copyrights, patents, trade secrets and other proprietary rights, that are embodied in or used in connection with the Keymark Technology. Keymark also has an adaptation of the proprietary software program for use with light gauge steel construction ("Keymark
Steel Technology").   The Keymark Steel Technology is included in the
Keymark Technology and accordingly is included within the scope of the Keymark License, except that the Keymark License shall be non-exclusive to the Company with respect to the Keymark Steel Technology. Keymark shall have the continuing right to adapt and use the Keymark Technology, including future modifications and improvements thereof developed by or for the Company, for steel applications in both internet and non-internet environments, and such right shall be exclusive to Keymark with respect to non-internet applications and non-exclusive to Keymark with respect to internet applications.

               1.18 "License Agreement" means the License Agreement between the Company and Keymark or an Affiliate of Keymark to which Keymark shall have contributed the Keymark Technology, in substantially the form of Exhibit B attached hereto.

               1.19 "Majority in Interest" of the Members means Members whose Percentage Interests, on the date of determination, aggregate more than fifty percent of the Percentage Interests of all Members on that date.

               1.20 "Member" means each Person who is an initial signatory to this Agreement, is subsequently admitted to the Company as a Member in accordance with this Agreement or is an Assignee that becomes a Member in accordance with section 7 and who, in any such case, shall not have ceased to be a Member.

               1.21 "Membership Interest" of a Member means a Member's entire interest in the Company, including, without limitation, the Member's Economic Interest, the right to vote or consent or participate in the management of the Company and any right to information concerning the business and affairs of the Company provided hereby or by the Act.

               1.22 "Option" and "Options" have the meanings ascribed to those terms in section 7.10.

               1.23 "Percentage Interest" of a Member means the percentage set forth opposite the name of such Member under the heading "Percentage Interest" in Exhibit A attached hereto, as such percentage may be changed from time to time pursuant to this Agreement.

               1.24 "Person" means a natural person, general partnership, limited partnership, trust, estate, association, corporation, limited liability company or other entity, whether domestic or foreign.

               1.25 "Profits" and "Losses" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or other period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                    1.25.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this section 1.25 shall be added to such taxable income or loss;

                    1.25.2 Any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this section 1.25 shall be subtracted from such taxable income or loss; and

                    1.25.3 Notwithstanding any other provision of this
section 1.25, any items that are specially allocated pursuant to subsection
6.2.1 or 6.2.2 shall not be taken into account in computing Profits and Losses.

               1.26 "Put Option" has the meaning ascribed to that term in section 7.10.

               1.27 "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               1.28 "Securities Act" means the Securities Act of 1933, as amended from time to time.

               1.29 "Successor" of a Member means any transferee, successor, assign or legal representative of that Member.

               1.30 "Tax Matters Partner" means Simpson or its successor designated pursuant to section 9.6.

               1.31 "Transfer" means any sale, assignment, transfer, encumbrance, pledge, hypothecation, gift or other disposition or alienation, voluntarily, involuntarily, by operation of law or otherwise (including, but not limited to, on death, Bankruptcy or divorce of a Member), except a sale to the Company.

               1.32 "Transferring Member" has the meaning ascribed to that term in section 7.4.

          2.   Organizational Matters.

               2.1 Formation. Pursuant to the Act, the Members hereby agree to the formation and organization of the Company as a limited liability company under the Act by the filing of the Articles with the California Secretary of State and entering into this Agreement. The Members agree that the Directors shall promptly cause the Articles to be filed under the laws of each jurisdiction where such filing may be required and shall cause to be filed any certificate of amendment or any additional, supplemental or amended certificates, fictitious business name statements and other documents as the Directors may deem necessary or advisable in accordance herewith. The Company shall be deemed to have been formed on and as of the date of the initial filing of the Articles with the California Secretary of State. The rights, duties, obligations and liabilities of the Members shall be determined pursuant to, and the business, management and affairs of the Company shall be governed exclusively by, this Agreement and the Act. If and to the extent that any provision of this Agreement is inconsistent with any provision of the Act, this Agreement shall govern to the extent permitted by the Act.

               2.2  Name.  The name of the Company shall be
"Keybuilder.com, LLC." The business of the Company may be conducted under that name or, on compliance with applicable laws, any other name that the Directors deem appropriate or advisable.

               2.3 Term. The term of the Company shall be deemed to commence or to have commenced on the initial filing of the Articles with the California Secretary of State and shall continue until dissolved as provided in this Agreement.

               2.4 Office and Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by the Act. The principal office of the Company shall be at 4637 Chabot Drive, Suite 200, Pleasanton, CA 94588-0789, or at such other location as the Directors may determine. The registered agent shall be as stated in the Articles or as otherwise determined by the Directors.

               2.5 Purpose of Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Without limiting the generality of the foregoing, the Company is being formed in part for the specific purposes of designing, developing and marketing software relating to internet-based building
design and engineering systems.   In connection therewith, the Company will
use its best reasonable efforts to develop and maintain service centers for the purpose of facilitating the conversion of design and engineering data of customers and third parties into formats that are compatible with the Company's systems. To these ends, the Company may enter into, make and perform all contracts and other undertakings and engage in all activities and transactions as the Directors or a duly authorized officer may consider
necessary to carry out the foregoing purposes.   The parties hereto intend
that, at such time and on such terms as the Directors deem advisable and in the Company's best interests, the Company or its successor may participate directly or indirectly (through a Member other than Simpson or Keymark) in an initial public offering of the securities of the Company or its successor.

               2.6 Addresses of Members and Directors. The respective addresses of the Members and the Directors shall be set forth on Exhibit A. Each Member or Director shall promptly notify the Company of any change in his, her or its address set forth on Exhibit A.

               2.7 Changes in Exhibit A. The Directors shall cause Exhibit A to be revised from time to time to reflect changes in accordance with this Agreement in the information set forth in Exhibit A.

          3.   Capital Contributions and Admission of Additional Members.

               3.1  Initial Capital Contributions.

                    3.1.1 Capital Contributions. Each Member has contributed, or shall have contributed not later than such time as the Directors may fix, to the capital of the Company the aggregate amount set
forth opposite that Member's name on Exhibit A.   If a contribution is
other than in cash, the agreed value of such Capital Contribution shall be set forth in Exhibit A.

                    3.1.2  Keymark License.

                           (a) In lieu of a cash Capital Contribution,
Keymark agrees that Keymark or any Affiliate of Keymark to which Keymark shall have contributed the Keymark Technology shall grant to the Company a worldwide, royalty-free license (the "Keymark License") to use the Keymark Technology, or any part thereof (solely in connection with the establishment and operation of an internet-based business consisting of the processing and/or distribution over the internet of data pertaining to building design and engineering systems), to make, have made, use, sell, offer for sale, import, improve, modify, copy, adopt, create Derivative Works of, publicly display, publicly perform, publish, distribute and otherwise transfer, components and materials relating to internet-based building design and engineering systems, which may incorporate all or part
of the Keymark Technology.   The Keymark License shall include the right of
the Company to grant sublicenses of the Keymark Technology or any part thereof and to assign the Keymark License, in whole or in part, if the Directors reasonably believe the same is in the best interests of the
Company, all without Keymark's consent.   The Keymark License shall not
grant the Company any right to use the Keymark Technology in applications for the non-internet environment, and Keymark retains all right, title and interest in and to non-internet applications of the Keymark Technology, including future modifications and improvements thereof developed by or for the Company. The Keymark License shall be exclusive to the Company (except as it applies to the Keymark Steel Technology, with respect to which the
Keymark License shall be non-exclusive to the Company)   for as long as the

Company makes monthly payments to Keymark pursuant to section 3.3. If the Company fails to timely make any such monthly payment with respect to any of the 24 consecutive months commencing with February 2000, and such failure is not remedied within ten days after written notice thereof from Keymark to the Company, the Keymark License shall become non-exclusive. If the Company fails to timely make any such monthly payment with respect to any month after January 2002, and such failure is not remedied within ten days after written notice thereof from Keymark to the Company, the
Keymark License shall terminate.   This Agreement shall become effective
only upon the execution by Keymark and the Company of a License Agreement that sets forth in detail the terms of the Keymark License, which License Agreement shall be attached hereto as Exhibit B.

                           (b) Keymark agrees to transfer to the Company
(by license, assignment, contribution or otherwise), for no additional consideration, all such additional rights in and to the Keymark Technology for use in internet applications (except as otherwise noted below) as the Directors shall request, upon a determination by the Directors, subject to section 5.1.1, that such transfer is necessary in order for the Company to
obtain financing from third parties on suitable terms.   Keymark also
agrees to transfer to the Company (by license, assignment, contribution or otherwise), for no additional consideration, on such date and in such manner as the Directors shall determine, subject to section 5.1.1, prior to any sale of the Company or its successor or parent entity or the initial public offering under the Securities Act of any securities of the Company or its successor or a Member (other than Simpson and Keymark), all such additional rights in and to the Keymark Technology for use in internet applications (except as otherwise noted below) as the Directors conclude is reasonably necessary in connection with such transaction. The Company agrees that any such transfer shall be made on terms consistent with Keymark's retaining exclusive rights in and to applications of the Keymark
Technology in the non-internet environment.   The Keymark Steel Technology
shall not be included in the Keymark Technology that is transferred to the Company pursuant to the first two sentences of this section 3.1(b), and instead, concurrently with any such transfer, Keymark shall grant the Company a worldwide, perpetual, irrevocable, royalty-free, non-exclusive license to use the Keymark Steel Technology for applications in the internet environment

                           (c) The parties contemplate that Keymark may
contribute the Keymark Technology to an Affiliate of Keymark, in which case Keymark shall cause such Affiliate to grant the Keymark License to the Company or transfer the Keymark Technology to the Company on the terms set forth in sections 3.1.2(a) and (b).

               3.2 Additional Capital Contributions by Members. No Member shall be required to make any additional Capital Contribution. The Directors, in accordance with section 5.1.1, may permit the Members to make additional Capital Contributions from time to time in amounts and on terms and conditions (including equitable adjustments in the Percentage Interests) deemed appropriate by the Directors; provided that, except as provided in section 3.4, if any Member is permitted to make an additional Capital Contribution, all Members shall be permitted to make at the same time additional Capital Contributions on the same terms and conditions in proportion to their Percentage Interests.

               3.3 Software Support, Maintenance and Development. Beginning in February 2000, and continuing for the longer of 23 months thereafter or as long as the monthly payments described in this section 3.3 are timely made, Keymark shall provide to the Company such software support, maintenance and development services as the Directors may request
from time to time.   Such maintenance services shall consist at a minimum
of Keymark's best efforts to promptly correct any defects, bugs or non-conformities in any software developed by Keymark and used by the Company
or made available by the Company to its customers.   All software developed
by Keymark pursuant to this Agreement that consists of modifications and improvements to the Keymark Technology shall be deemed to be part of the Keymark Technology. The Company shall pay Keymark an amount equal to $100,000 per calendar month for the services described in this section 3.3, which amount shall be paid in advance on the first day of each month beginning on February 1, 2000, and shall be subject to all standard
deductions and withholding required by tax authorities.   The Company shall
not be required to pay or reimburse Keymark any additional amount for any expenses Keymark incurs in performing the services described above in this section 3.3. The Company shall be responsible for establishing and operating customer support centers throughout the country and training and support of support center personnel (with Keymark providing software support for such centers and personnel), and performing data entry, web site development, and sales and marketing services. To the extent that Keymark, with the Company's prior approval, incurs expenses, including but not limited to personnel expenses, to perform functions that are the Company's responsibility as described in this section 3.3, the Company will reimburse Keymark for such reasonable and documented expenses, including any equitably burdened payroll expense. After January 2001, the Company may, at its option, discontinue the monthly $100,000 payments to Keymark, in which event the Keymark License will continue but become non-exclusive. Whether or not the Company continues the monthly payments after January 2001, however, Keymark will continue to be responsible, through January 2002, for the software support, maintenance and development services described in the first two sentences of this section 3.3. Beginning on February 1, 2002, the Keymark License and Keymark's software support, maintenance and development obligations will continue only as long as the Company continues to timely make the $100,000 monthly payments to Keymark and will terminate if the Company fails to timely make any such payment and such failure is not remedied within ten days after written notice thereof.

               3.4 Key Employees. The Directors may, at any time or times, cause the Company to grant to any employee of the Company whom the Directors determine to be a key employee of the Company the right or option to purchase or otherwise acquire an Economic Interest and to be admitted to the Company as a Member, in each case on making such Capital Contribution or no Capital Contribution, with such Percentage Interest and on such other terms and conditions as the Directors may determine; provided that the aggregate Percentage Interests of all such employees who do not make corresponding Capital Contributions (that is, Capital Contributions in the same proportion to the total net market value of the Company immediately after such purchase or other acquisition, as such market value is determined by the Directors, in their exclusive discretion, as their Percentage Interests bear to 100 percent) shall not exceed five percent.

               3.5 Additional Funds; Other Investors. If at any time or from time to time the Directors determine that additional funds are needed for the business of the Company, the Directors may cause the Company to (a) sell assets of the Company, (b) borrow all or part of the amount needed from one or more financial institutions, Members or others and encumber by pledge or otherwise some or all of the assets of the Company to secure repayment thereof, (c) invite Members to make additional Capital Contributions of the amount needed and accept such Capital Contributions as provided in section 3.2, or (d) admit additional Members on terms and conditions approved by the Directors providing for Capital Contributions by
such additional Members constituting all or part of the amount needed.   As
of the date of this Agreement, Simpson and Keymark anticipate that the Company may solicit additional investments in the Company from developer-builders and other Persons, in the Directors' exclusive discretion, and admit such Persons as Members, although the Directors shall have no obligation to do so. Except as provided in section 3.4, any Person admitted to the Company as a Member shall make a Capital Contribution in an amount determined by the Directors and pay such Capital Contribution in the manner and at the time determined by the Directors. The Directors shall assign any Person admitted as a Member a Percentage Interest equal to such Person's Capital Contribution divided by the total net market value of the Company at the time of such Capital Contribution, as determined by the Directors in their exclusive discretion. Upon the admission of any additional Member, the Percentage Interests of the existing Members shall be reduced pro rata to reflect the Percentage Interest of the new Member; that is, the Percentage Interest of each existing Member shall be reduced by a percentage equal to the Percentage Interest of the new Member. As of the date of this Agreement, Simpson and Keymark anticipate that additional Members, if any, shall be admitted only on such terms as permit Simpson to retain voting and management control of the Company.

               3.6 Provisions Applicable in All Cases. Anything herein to the contrary notwithstanding: (a) no Person shall be admitted to the Company as a Member unless and until such Person shall have agreed in writing (by signing a counterpart of this Agreement, or otherwise, as the Directors may approve) to become a party to this Agreement and to assume and perform all of the obligations and responsibilities of a Member hereunder and shall have paid or delivered to the Company such Person's agreed Capital Contribution, if any; (b) no admission of any Person as a Member shall require any consent or approval of any other Member, as such;
(c) on the admission of any new Member pursuant to any provision of this Agreement, the Directors shall cause appropriate adjustments to be made for purposes of applying the accounting and allocation provisions of this Agreement; (d) on any change in the Percentage Interest of any Member or Assignee and on each admission of a new Member to the Company, pursuant to any provision of this Agreement, the Percentage Interests of all other Members and Assignees shall be adjusted proportionately so that the Percentage Interests at all times total 100 percent.

               3.7 Capital Accounts. The Company shall establish and maintain an individual Capital Account for each Member in accordance with section 1.7 and Regulations section 1.704-1(b).

               3.8 No Withdrawal; No Interest. Except as specifically provided in this Agreement or as approved by the Directors, (a) no Member may withdraw such Member's Capital Contribution from the Company, and (b) no Member shall be entitled to receive any interest, salary or drawing on such Member's Capital Contributions or with respect to its Capital Account, or for services rendered on behalf of the Company, or otherwise in its capacity as a Member, except as specifically provided in the New Software Technology Development and Marketing Agreement.

               3.9 Company Records. On each contribution, distribution or withdrawal of capital as contemplated by this Agreement, the Directors shall cause the Company's records to reflect accurately such contribution, distribution or withdrawal.

               3.10 No Other Contributions. Without the consent of the Directors, no Member shall contribute any funds or other property to the capital of the Company except as expressly required or permitted by this Agreement.

          4.   Members.

               4.1 Limited Liability. Except as and to the extent required under the Act notwithstanding this Agreement and except as expressly provided in this Agreement, the debts, duties, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, duties, obligations and liabilities of the Company, and no Member, Director or officer of the Company shall be personally liable for any debt, duty, obligation or liability of the Company solely by reason of being a Member, Director or officer of the Company.

               4.2 Meetings of Members. No regular, annual, special or other meetings of Members are required to be held. If held, any such meeting shall be noticed, held and conducted in the manner provided in the Act; provided that (a) any such meeting shall be held at the Company's principal executive office or at any other place selected by the Directors and set forth in the notice of meeting, (b) a meeting shall be held only when called by the Directors, and (c) the attendance of a Majority in Interest of the Members represented in person or by proxy shall be necessary to constitute a quorum at any meeting to consider a matter on which Members may take action. Any action that may be taken at a meeting of Members may be taken without a meeting by written consent as provided in section 17104(i) of the Act.

               4.3 Members Have No Managerial Authority. The Members, as such, shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Articles and except as and to the extent expressly required by the Act notwithstanding this Agreement. Unless expressly and duly authorized in writing to do so by the Directors, no Member, as such, shall have any power or authority to sign for, bind or act on behalf of the Company in any way, to pledge the Company's credit, or to render the Company liable for any purpose.

               4.4 Voting Rights. Except as expressly provided in this Agreement or the Articles, Members shall have no voting, approval or consent rights.

               4.5  Other Activities.

                    4.5.1 Insiders. Except as approved in advance by the Directors, neither Keymark nor Simpson shall, or shall permit its respective Affiliates to, and no employee of the Company shall, engage or participate in any capacity in any business competitive with any business or activity in which the Company is engaged or may be interested in engaging; provided that nothing herein shall prohibit Keymark from engaging in a business that applies the Keymark Technology in non-internet environments or from engaging in any business involving the Keymark Steel Technology, as long as Keymark keeps the Directors reasonably informed regarding the activities and scope of any such business and new business.

                    4.5.2 Others. Except as provided in subsection 4.5.1, any Member and such Member's Affiliates may engage in any activities, whether or not related to the business of the Company, the Members specifically recognizing that each of them and their Affiliates are engaged in various businesses, both for their own accounts and for others, and such Members may continue, or initiate further, such activities. Each Member agrees that, except as provided in subsection 4.5.1, any Member and any Affiliate of any Member (a) may engage in or possess an interest, direct or indirect, in any business venture of any nature or description for his, her or its own account, independently or with others, including, without limitation, any business, industry or activity in which the Company may be interested in engaging or may also be engaged and (b) may do so without any obligation to report the same to the Company or any other Member or Director or to afford the Company or any other Member any opportunity to participate therein. Neither the Company nor any other Member shall have any right in or to any such independent venture or activity or any revenues or profits derived therefrom.

               4.6 Waiver of Conflicts. Subject to any express prohibition in this Agreement, the fact that any Member or Director, or any Affiliate of any Member or Director, or a member of his or her family, is employed by, or is directly or indirectly interested in or connected with, any Person employed or engaged by the Company to render or perform a service, or from whom the Company may make any purchase, or to whom the Company may make any sale, or from or to whom the Company may obtain or make any loan or enter into any contract or lease or other arrangement, shall not prohibit the Company from engaging in any transaction with such Member, Director or Person or create any additional duty of legal justification by such Member, Director or Person, beyond that of an unrelated party. Neither the Company nor any other Member or Director shall have any right in or to any revenues or profits derived from such transaction by such Member, Director, Affiliate or Person.

               4.7 Expenses. The Company shall reimburse each Member and such Member's Affiliates for the cost of goods and materials paid by such Member or Affiliate and used for or by the Company. With respect to Keymark, such reimbursement shall be in addition to any amounts the Company pays to Keymark pursuant to section 3.3 for software support, maintenance and development services. The Company shall also pay or reimburse each Member and such Member's Affiliates for expenses incurred in the formation and organization of the Company, including, without limitation, the preparation of the Articles and this Agreement.

               4.8 Costs of Special Services. Any costs incurred in connection with special services requested by a Member will be required to be paid by that Member. Such services would include, for example, those that would benefit the Member but would not benefit the Company, such as a special evaluation or financial accounting.

          5.   Management and Control of the Company.

               5.1  Management of the Company by Directors.

                    5.1.1 In General. The Directors acting as such shall be deemed to be the "managers" of the Company, as that term is defined in section 17001(w) of the Act. Subject only to provisions of the Articles and this Agreement relating to matters required to be approved by the Members, the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised exclusively, by or under the direction of the Directors, acting as a board of directors by the vote or consent of a majority of the Directors; provided that, subject to subsection 5.1.2, only such Directors, officers of the Company or other Persons as are designated by the Directors shall have authority to endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company, to sign checks, drafts and other instruments obligating the Company to pay money, and to sign contracts and obligations on behalf of the Company; and provided further that the consent of the both the Director elected by Keymark and the Directors elected by Simpson shall be required to (a) appoint the President of the Company, (b) approve the terms of any debt or equity financing for the Company, including any capital contributions by existing or new Members, (c) approve the terms of any sale of the Company or its successor or parent entity, or any initial public offering of the securities of the Company or its successor or Member (other than Simpson or Keymark), and (d) approve the terms of any transfer of the Keymark Technology to the Company pursuant to section 3.1(b). The Directors may delegate any such authority to any Person, as the Directors consider advisable. Any and all rights, powers, authority and discretion of the Directors under this Agreement or the Act shall be exercisable by the Directors, acting as a board of directors, in their absolute and exclusive discretion, and the Directors are authorized and empowered to grant or give any consent, approval or authorization, make any determination or do or perform any other act or thing conditionally or unconditionally, arbitrarily, or inconsistently in varying or similar circumstances, without any accountability to the Company or any Member, except only as otherwise specifically and expressly provided in this Agreement or provided by the Act notwithstanding this Agreement.

                    5.1.2 Limitations. Notwithstanding any provision of this Agreement to the contrary, the Directors shall not, without the written consent of a Majority in Interest of the Members, have authority hereunder to cause the Company (a) to sell, exchange or otherwise dispose of all or substantially all of the Company's assets as part of a single transaction or plan, except in the orderly liquidation and winding up of the business of the Company on its duly authorized dissolution, or (b) to be merged with another limited liability company or a limited partnership, corporation or general partnership.

               5.2  Duties of Directors.

                    5.2.1 Matters to Be Addressed. The Directors shall consider and act on any matter specified in this Agreement for their consideration or action and any matter submitted to them by any officer of the Company, other than any matter expressly reserved hereby for consideration or action by all or a Majority in Interest of the Members or any class or group of Members; provided that the Directors may delegate to any officer or officers of the Company any power or authority reserved to the Directors in this Agreement.

                    5.2.2 Binding Effect. Any vote, consent or other action of the Directors that is authorized by this Agreement shall, in the absence of fraud and bad faith, be final, binding and conclusive on all Members for all purposes.

                    5.2.3 Fiduciary Duty. Each Director and each Person appointed to serve as an officer of the Company from time to time shall perform his or her duties hereunder in good faith, in a manner that he or she believes to be in the best interests of the Company and the Members generally and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. Each Director shall have fiduciary duties to the Company and the Members of like tenor to the fiduciary duties of a director of a California corporation to his or her corporation and its shareholders, and each Person appointed to serve as an officer of the Company shall have fiduciary duties to the Company and the Members of like tenor to the fiduciary duties of an officer of a California corporation to his or her corporation and its shareholders.

               5.3 Number. The authorized number of Directors shall not be fewer than three or more than nine. The exact authorized number of Directors shall be fixed from time to time within those limits by the vote or consent of the Directors or a Majority in Interest of the Members; provided that no reduction in the authorized number of Directors shall reduce that number to a number that is fewer than the number of Persons then serving as Directors. Subject to the foregoing provisions for changing the authorized number of Directors, the authorized number of Directors is initially fixed at three.

               5.4  Election.  Two Directors shall be elected by Simpson,
and one Director shall be elected by Keymark.   At such time, if any, as
more than three Directors are authorized, each Director in excess of three shall be elected by a Majority in Interest of the Members (without cumulative voting). Each Director shall be elected at each meeting of the Members called for that purpose, to hold office until the next meeting of Members called for that purpose. Each Director, including a Director elected to fill a vacancy, shall hold office until the next such meeting and until a successor is elected and qualifies. Initially, the Directors shall be Thomas J Fitzmyers and Stephen B. Lamson (who shall be deemed to have been elected by Simpson) and Keith Dietzen (who shall be deemed to have been elected by Keymark).

               5.5 Vacancies. A vacancy or vacancies in the office of Director shall be deemed to exist in the event of the death, resignation or removal of any Director or in the event of an increase in the authorized number of Directors as provided in section 5.3 Such vacancies may be filled by a majority of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director. A Majority in Interest of the Members may elect a Director at any time to fill any vacancy not filled by the Directors. If, after the filling of any vacancy by the Directors, the Directors then in office who have been elected by a Majority in Interest of the Members (other than the Directors elected by Simpson and Keymark, as provided in the first sentence of section 5.4) shall constitute less than a majority of the Directors then in office and not elected by Simpson and Keymark, one or more Members representing ten percent or more of the aggregate Percentage Interests held by Members may call a meeting of Members to elect all of the Directors (other than such Directors elected by Simpson and Keymark). The term of office of any Director shall terminate on election of such Director's successor as provided in this Agreement.

               5.6 Resignation and Removal. A Director may resign as such at any time by notice to the remaining Directors, without prejudice to the rights, if any, of the Company under any contract to which the resigning Director is a party. The resignation of any Director shall take effect on receipt of the notice or at such later time as shall be specified in the notice, and, unless otherwise specified in the notice, acceptance of the resignation shall not be necessary to make it effective. Any one or more Directors (other than the Directors elected by Simpson and Keymark, as provided in the first sentence of section 5.4) may be removed (with or without cause) from office at any time by a Majority in Interest of the Members and shall be deemed to have been removed on the happening of a Dissolution Event with respect to such Director. The resignation or removal of a Director shall not affect that Director's rights or obligations, if any, as a Member and shall not constitute such Director's withdrawal as a Member.

               5.7  Meetings.

                    5.7.1 Regular Meetings. Regular meetings of the Directors shall be held at least quarterly, without call, on such date and at such time and place as they may fix. No notice of regular meetings of the Directors need be given; provided that notice of any change in the time or place of a regular meeting shall be given to all of the Directors in the same manner as notice for special meetings of the Directors.

                    5.7.2 Special Meeting; Notice. A special meeting of the Directors for any purpose or purposes may be called at any time by any Director. Notice of the time and place of a special meeting shall be delivered in the manner provided in section 14 or by telephone. In case such notice is mailed, it shall be deposited with the United States Postal Service as first class mail at least four days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile or e-mail, it shall be delivered to a common carrier for transmission to the Director or actually transmitted by the Person giving the notice by electronic means to the Director at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated either to the Director or to a Person at the office of the Director whom the Person giving the notice has reason to believe will promptly communicate it to the Director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such Director. The notice need not specify the purpose of the meeting.

                    5.7.3 Waiver of Notice. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting in writing, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company's records or made a part of the minutes of the meeting.

                    5.7.4 Adjourned Meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

                    5.7.5 Telephone Meetings. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

                    5.7.6 Quorum. A majority of the number of Persons serving as Directors constitutes a quorum of the Directors for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Directors, unless a greater number is required by this Agreement. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

                    5.7.7 Action without a Meeting. Any action required or permitted to be taken by the Directors may be taken without a meeting, if a majority of the Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Directors. Such action by written consent shall have the same force and effect as a vote of a majority of the Directors at a meeting at which a quorum is present.

               5.8 Devotion of Time. A Director is not obligated to devote all of his or her time or business efforts to the affairs of the Company, but shall devote to the business and affairs of the Company such time, effort and skill as he or she reasonably deems appropriate.

               5.9 Competing Activities. No Director shall, or shall permit any of that Director's agents or employees to, engage or participate in, independently or with others, any business activity of any type or description that might be the same as or similar to the Company's business or that might be in direct or indirect competition with the Company; provided that the foregoing shall apply to Keymark's designated director and such director's agents and employees only with respect to business activities that might compete directly with the Company by use of internet-based applications of the Keymark Technology. A Director shall present any investment or business opportunity to the Company that is of a character that could be taken by the Company, but if the Directors decline to cause the Company to pursue such opportunity, or do not determine to cause the Company to pursue such opportunity within thirty days of its presentation to the Company, the Director presenting such opportunity shall have no further duty or obligation to the Company with respect to such opportunity and shall have the right to hold or take such opportunity for that Director's own account and to recommend such opportunity to Persons other than the Company. The Members acknowledge that any Director and that Director's agents, employees and Affiliates may own or manage other businesses, and, except as provided in the first sentence of this section 5.9, the Members hereby waive any and all rights and claims that they may otherwise have against any Director and that Director's agents, employees and Affiliates as a result of any of such activities.

               5.10 Transactions between Company and Directors. Notwithstanding that it may constitute a conflict of interest, the Directors may, and may cause their respective Affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, or the establishment of any salary or other compensation or other terms of employment) with the Company, so long as such transaction is not expressly prohibited by this Agreement, and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from Persons capable of similarly performing them and in similar transactions between parties operating at arm's length.

               5.11Expenses. The Company shall reimburse each Director and his or her Affiliates for the cost of goods and materials paid by such Director and used for or by the Company. With respect to Keymark, such reimbursement shall be in addition to any amounts the Company pays to Keymark pursuant to section 3.3 for software support, maintenance and development services. The Company shall also pay or reimburse each Director and his or her Affiliates for expenses incurred in the formation and organization of the Company, including, without limitation, the preparation of the Articles and this Agreement.

               5.12 Officers.

                    5.12.1 Appointment of Officers. The Directors may appoint one or more officers at any time. The officers of the Company, if deemed necessary by the Directors, may include a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, one or more deputy financial officers and such other officers as the Directors may designate. The officers, if any, shall serve at the pleasure of the Directors, subject to all rights, if any, of an officer under any contract of employment. Any natural person, including a Member or Director or any Affiliate of a Member or Director, may hold any number of offices. No officer need be a Member, a resident of the State of California or a citizen of the United States. The officers shall exercise such powers and perform such duties as are specified in this Agreement and as shall be determined from time to time by the Directors. Generally, each officer shall have the authority, powers, duties and responsibilities usually vested in like titled officers of a California corporation and shall perform such other duties and have such other responsibilities, authority and powers as the Directors may from time to time prescribe.

                    5.12.2 Removal, Resignation and Filling of Vacancy of Officers. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, with or without cause, by the Directors at any time. Any officer may resign at any time by notice to the Company, and the resignation shall take effect on receipt of such notice by the Directors or at a later time specified in such notice. Unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled in the manner prescribed in this Agreement for regular appointments to that office.

                    5.12.3 Salaries of Officers. The salaries of officers and agents of the Company shall be fixed by the Directors.

                    5.12.4 President. The president, if any, shall be the chief executive officer of the Company and shall, subject to the control and supervision of the Directors, be responsible for the day-to-day management of the business of the Company and shall see that all orders and resolutions of the Directors are carried into effect. Anything herein to the contrary notwithstanding, no Person shall be appointed as the president without the approval of both the Director elected by Keymark, if any, and a majority of the Directors.

                    5.12.5 Vice President. The vice president, if any, or if there shall be more than one, the vice presidents in the order determined by the Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president.

                    5.12.6 Secretary. The secretary, if any, shall attend all meetings of the Directors and the Members and shall record all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, if any, when required. The secretary, if any, shall give, or cause to be given, notice of all meetings of the Members. The secretary, if any, shall keep, or cause to be kept, at the principal executive office of the Company, a register, or a duplicate register, showing the names of all Members and their addresses, Capital Contributions and Percentage Interests.

                    5.12.7 Chief Financial Officer. The chief financial officer, if any, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Economic Interests. The books of account shall at all times be open to inspection by the Directors. The chief financial officer, if any, shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Directors.

                    5.12.8 Acts of Officers as Conclusive Evidence of Authority. Any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by the president, any vice president, the secretary or the chief financial officer of the Company, is not invalidated as to the Company by any lack of authority of the signing officer in the absence of actual knowledge on the part of the other Person that the signing officer had no authority to execute the same.

               5.13 Limited Liability. No Director and no Person serving as an officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, duty, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Director or an officer of the Company.

               5.14 Buy-Out of Noncontributing Member. Any Member other than Keymark who shall not have made a Capital Contribution that is, as a percentage of the total net market value of the Company as determined by the Directors at the time that such Member is admitted to the Company, equal to or greater than such Member's Percentage Interest, may be required by the Directors to withdraw from the Company as a Member, with or without cause, for any reason or no reason, at any time, effective at any time specified by the Directors; provided that no Member may be required so to withdraw more than five years after such Member is first admitted to the

Company as a Member. In any such event, the withdrawing Person's Percentage Interest shall be reduced to zero, and the Percentage Interests of the other Members and Assignees shall be increased proportionately, so that all Percentage Interests continue to total 100 percent. From and after any such withdrawal, neither the Company nor any other Member shall have any further obligation to the withdrawn Person, and the withdrawn Person shall have no further rights under this Agreement, except that the Company shall promptly distribute to the withdrawn Person an amount in cash equal to such Person's Capital Account at the beginning of the Fiscal Year during which such withdrawal is effective after being adjusted as provided in section 6.2; provided that such distribution shall be subject to the provisions of sections 6.4, 6.5, 6.7, 6.8 and 6.9, and if the Company cannot make such distribution at that time in accordance with those provisions, the Company's obligation to make such distribution shall be deferred until such time as it is able to do so in accordance with those provisions, whereupon it shall make such distribution, without interest; and provided further that the Directors may adopt and implement such other or additional plans, procedures and programs for the payment or provision of other benefits to employees of the Company that are Members on their being required by the Directors to withdraw as Members.

               5.15 Administrative Services. Beginning on the date of this Agreement and continuing for the first three full months after such date, Simpson shall provide to the Company such employee benefits, accounting, finance, billing, purchasing and other administrative services and sales and marketing services as the Directors may request from time to time.
The Company shall pay Simpson an amount equal to $5,000 per month for such services, which amount shall be paid in advance on the first day of each month and shall be subject to all standard deductions and withholding
required by tax authorities.   If this Agreement is made as of a date other
than the first day of a month, such amount shall be pro-rated for the first partial month. At the end of such three-month period, this arrangement shall terminate unless the Directors elect, in their exclusive discretion, to continue it, in which case it shall continue for such additional period and on such terms as Simpson and the Directors shall approve.

          6.   Allocations of Profits and Losses; Distributions and Withdrawals.

               6.1 Allocations. Profits and Losses shall be allocated each Fiscal Year to the Members and Assignees as follows:

                    6.1.1 Losses. All Losses for each Fiscal Year shall be allocated to the Members in proportion to the Capital Account balances of the Members and, once all such Capital Account balances have been reduced to zero, then in proportion to Percentage Interests.

                    6.1.2 Profits. All Profits for each Fiscal Year shall be allocated first to any Members that theretofore shall have been allocated Losses, in proportion to and to the extent of the amount by which such Losses theretofore respectively allocated to such Members shall exceed all Profits theretofore respectively allocated to such Members under this clause, and then to the Members in proportion to their Percentage Interests.

               6.2 Special Capital Account Allocations. Notwithstanding anything in section 6.1 to the contrary, the following special allocations shall be made in allocating Profits and Losses:

                    6.2.1  Section 704 Allocations.  Any special
allocations necessary to comply with the requirements in section 704 of the Code and the corresponding Regulations, including the qualified income offset and minimum gain chargeback provisions contained therein, shall be made.

                    6.2.2 Tax Allocations. Notwithstanding any provision in this section 6 to the contrary, in accordance with Code section 704(c) and the Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members and Assignees to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this subsection 6.2.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of Profits, Losses or other items of any Member or Assignee, or distributions to any Member or Assignee, pursuant to any provision of this Agreement.

                    6.2.3  Other Allocation Rules.

                           (a) Generally, all Profits and Losses shall be
allocated among the Members and Assignees as provided in section 6.1 and this section 6.2. If Members are admitted to the Company on different dates during any Fiscal Year, the Profits or Losses allocated among the Members and Assignees for each such Fiscal Year shall be allocated in proportion to their respective Capital Accounts from time to time during such Fiscal Year in accordance with Code section 706, using any convention permitted by law and selected by the Directors.

                           (b) For purposes of determining the Profits,
Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors, using any permissible method under Code section 706 and the Regulations thereunder.

                           (c) The Members and Assignees acknowledge that
they are aware of the income tax consequences of the allocations made by section 6.1 and this section 6.2 and hereby agree to be bound by section
6.1 and this section 6.2 in reporting their shares of Profits and Losses for income tax purposes.

                           (d) Notwithstanding any of the foregoing
provisions to the contrary, if taxable gain to be allocated includes income resulting from the sale or disposition of Company property or property of a limited partnership, limited liability company or joint venture in which the Company owns an interest that is treated as ordinary income, such gain so treated as ordinary income shall be allocated to and reported by each Member and Assignee in proportion to allocations to that Member or Assignee of the items that shall have given rise to such ordinary income, and the Company shall keep records of such allocations. In the event of the subsequent admission of any new Member, any item that would constitute "unrealized receivables" under Code section 751 and the Regulations thereunder shall not be shared by the newly admitted Members, but rather shall remain allocated to existing Members and Assignees.

                    6.2.4 Provisional Allocation. If any amount claimed by the Company to constitute a deductible expense in any Fiscal Year is treated by any federal, state or local taxing authority as a payment made to a Member in such Member's capacity as a Member of the Company for income tax purposes, with regard to such authority, items of income and gain of the Company for such Fiscal Year shall first be allocated to such Member to the extent of such payment.

               6.3 Valuation. The value of the assets and liabilities of the Company shall be determined by the Directors in good faith, and such determination shall be conclusive and binding on all of the Members and all parties claiming through or under them.

               6.4 Distributions. Subject to applicable law and any limitations elsewhere in this Agreement (including, without limitation, section 6.5), the Directors shall determine the amount and timing of all distributions by the Company and whether such distributions will be in cash or in kind or partly in cash and partly in kind. Except as otherwise provided herein, all distributions shall be made in proportion to the respective Percentage Interests of the Members and Assignees on the date of the distribution. All such distributions shall be made only to the Persons who, according to the books and records of the Company, are the owners of the Economic Interests in respect of which such distributions are made on the date of distribution. None of the Company, the Directors or the Members shall incur any liability for making distributions in accordance with this section 6.4.

               6.5 Form of Distribution. No Member or Assignee has the right to demand and receive any distribution from the Company in any form other than money; provided that on dissolution of the Company prior to the sale of the Company or its successor or parent entity and prior to the initial public offering under the Securities Act of any securities of the Company or its successor or a Member (other than Simpson or Keymark), Keymark shall be entitled to distribution in kind, to the extent consistent with section 6.4, of all Company software developed by Keymark for the Company pursuant to section 3.3 of this Agreement. No Member or Assignee may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members or Assignees except on the dissolution and winding up of the Company.

               6.6 Capital Withdrawals by Members. No Member or Assignee shall have any right or power at any time to withdraw all or any part of such Member's or Assignee's Capital Account, except with the consent of the Directors.

               6.7 Withholding. Each Member and Assignee acknowledges and agrees that the Company may be required to deduct and withhold tax or to fulfill other obligations of such Member or Assignee on any allocation, withdrawal or distribution under section 5.14, this section 6 or section 7. All amounts withheld with respect to any withdrawal or distribution to a Member or Assignee shall be treated as amounts withdrawn or distributed to such Member or Assignee for all purposes under this Agreement as of the effective date of the related withdrawal or distribution.

               6.8 Restriction on Distributions and Withdrawals. No distribution or withdrawal shall be made if and to the extent prohibited by the Act notwithstanding this Agreement.

               6.9 Return of Distributions. Except for distributions made in violation of the Act or this Agreement, no Member or Assignee shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or Assignee or paid by a Member or Assignee for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it shall have been distributed to the Member or Assignee.

          7.   Transfer and Assignment of Interests; Repurchases in Certain
Events.

               7.1 Transfer and Assignment of Interests. Except as provided in section 7.4 and 7.10, no Member shall Transfer all or any part of a Membership Interest except with the prior consent of the Directors. Any attempted or purported Transfer in violation of this section 7 shall be void. After the consummation of any Transfer of a Membership Interest, the Membership Interest so Transferred shall continue to be subject to the terms and conditions of this Agreement, and any further Transfers shall comply with all terms and conditions of this Agreement.

               7.2 Further Restrictions on Transfer of Interests. In addition to other restrictions in this Agreement, no Member shall Transfer any Membership Interest or any interest in any Membership Interest (a) without compliance with section 12, and (b) if the Membership Interest or interest to be Transferred, when added to all other Membership Interests Transferred in the preceding twelve months, would cause the termination of the Company under the Code.

               7.3 Substitution of Members. A Transferee of a Membership Interest shall have the right to become a substitute Member only if (a) the requirements of sections 7.1, 7.2 and 7.4 are met, (b) such Transferee executes an instrument satisfactory to the Directors accepting and adopting the terms and conditions of this Agreement and (c) such Transferee pays any reasonable expenses in connection with that Transferee's admission as a new Member. The admission of a substitute Member shall not result in the release from any liability of the Person who shall have assigned the Membership Interest.

               7.4 Right of First Refusal. Without limiting any rights or obligations under any other provision of this section 7, each time a Member proposes to Transfer any interest in the Company other than pursuant to section 7.10, such Member (the "Transferring Member") shall first offer such interest to the Company in accordance with this section 7.4; provided, however, that if the Transferring Member is Simpson, Simpson shall first offer such interest to Keymark in accordance with this section 7.4, and if the Transferring Member is Keymark, Keymark shall first offer such interest to Simpson in accordance with this section 7.4, and if Keymark or Simpson, as the case may be, declines to purchase such interest in accordance with this section 7.4, the Transferring Member shall then offer such interest to
the Company in accordance with this section 7.4.   Notwithstanding the
foregoing, Simpson shall be entitled to transfer portions of its Membership Interest without complying with the provisions of this section 7.4, provided that the aggregate Percentage Interest of the Membership Interests so transferred does not at any time exceed 15% of the total Percentage
Interests in the Company.   Notwithstanding the foregoing, Keymark shall be
entitled to transfer to its key employees and consultants portions of its Membership Interest without complying with the provisions of this section 7.4, provided that the aggregate Percentage Interest of the Membership Interests so transferred does not at any time exceed 10% of the total Percentage Interests in the Company.

                    7.4.1 Sale Notice. The Transferring Member shall deliver a notice (the "Sale Notice") to the Company stating (a) the Transferring Member's bona fide intention to make such Transfer, (b) the name and address of the proposed transferee, (c) the interest to be transferred, (d) the purchase price, terms of payment and other terms and conditions of the proposed Transfer and (e) whether the proposed transferee is related to or affiliated with the Transferring Member, including but not limited to, as an Affiliate.

                    7.4.2 Election. Within thirty days after delivery of the Sale Notice, the Directors on behalf of the Company shall notify the Transferring Member of the Company's election to purchase or not to purchase all (but not less than all) of the interest being so transferred at the price and on the terms stated in the Sale Notice; provided that, if the Transfer is for no consideration or consideration other than cash or cash equivalents, the Sale Notice shall so state and the purchase price shall be an amount equal to the Capital Account balance of the Transferring Member insofar as it relates to the interest being transferred. The failure of the Directors to give such notice within such thirty-day period shall constitute an election by the Directors not to purchase such interest, but shall not constitute the prior consent of the Directors required by section 7.1.

                    7.4.3 onsummation. On the election of the Company to purchase the interest specified in the Sale Notice, the Directors shall cause the Company to pay the purchase price as provided in subsection 7.4.2 on the other terms and conditions stated in the Sale Notice. On any purchase by the Company under this section 7.4, the consideration to be paid shall be paid to the Transferring Member or such Member's Successor, if any. If the Transferring Member shall have died, the decedent's Successor shall apply for and obtain any necessary court approval or confirmation of the sale pursuant to this section 7.4 and, notwithstanding any other provision of this Agreement to the contrary, if such court approval is necessary to authorize the sale, the other rights and obligations of all parties under this section 7.4 shall be postponed until such approval is obtained. On the Company's exercise of its option under this section 7.4, the Company and the Transferring Member or the Transferring Member's Successor shall do all things and execute and deliver all papers as may be necessary to consummate fully such purchase and sale in accordance with this Agreement.

                    7.4.4 Nonexercise. If the Company elects not to purchase all of the interest specified in the Sale Notice, the Transferring Member may Transfer all of such interest to the transferee named in the Sale Notice on exactly the terms and conditions specified in the Sale Notice, within thirty days after the expiration of the Company's right to purchase such interest; provided that the requirements of section 7.1, 7.2 and 7.3 shall have been fully satisfied. If such interest is not so transferred within such time, any other or subsequent Transfer of such interest by such Transferring Member shall be subject to this section 7 as if no Sale Notice had ever been given.

                    7.4.5 Assignments. Any of the foregoing provisions of this section 7.4 to the contrary notwithstanding, the Company may, pursuant to the authority of the Directors, within the thirty-day period specified in subsection 7.4.2, assign the Company's rights and delegate its duties under this section 7.4 to any Person, in which event, such Person shall thereupon be substituted for the Company for all purposes of this section 7.4.

               7.5 Transfer to Hold Co. At such time as the Directors may specify, each of Keymark and Simpson shall Transfer a portion of its Membership Interest to a corporation that the Directors may cause the Company to organize ("Hold Co."). Such portion so transferred by each of them shall be equivalent to a ten percent Percentage Interest and shall include the Transfer of the equivalent portion of such Member's Capital Account balance at the time of such Transfer. Hold Co. shall thereupon be substituted for Keymark and Simpson as Members with respect to the portions of their Membership Interests so Transferred. Such Transfers shall be effected in exchange for common stock issued by Hold Co. on its initial organization and Keymark and Simpson shall thereupon receive equal numbers of shares of such common stock. Such Transfers shall not be limited by or subject to any provision of sections 7.1 through 7.4, except for clause (b) of section 7.2, clause (b) of the first sentence of section 7.3 and the second sentence of section 7.3, all of which shall apply to the Transfers under this section 7.5.

               7.6 Effective Date of Permitted Transfers. Any permitted Transfer of all or any portion of a Membership Interest other than pursuant to section 7.10 shall be effective as of midnight of the last day of the calendar month following the date on which the applicable requirements of either sections 7.1, 7.2, 7.3 and 7.4 or section 7.5, as the case may be, shall have been met. Any Transferee of a Membership Interest shall take and hold such Membership Interest subject to the restrictions on Transfer imposed by this Agreement.

               7.7 Rights of Legal Representatives. Subject to the foregoing provisions of this section 7, (a) if a Member who is a natural person dies or is adjudged by a court of competent jurisdiction to be incompetent to manage such Member's person or property, such Member's executor, administrator, guardian, conservator or other legal representative may exercise all of such Member's rights for the purpose of settling such Member's estate or administering such Member's property, including any power such Member has under the Articles or this Agreement to give an Assignee the right to become a Member, and (b) if a Member is a corporation, trust or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or Successor.

               7.8 No Effect to Transfers in Violation of Agreement. Any attempted or purported Transfer of a Membership Interest without compliance with all provisions of this Agreement shall be void and of no effect, except only as and to the extent otherwise expressly required by applicable law.
               7.9 Transfer of Economic Interest Only. On and contemporaneously with any Transfer (whether arising out of an attempted charge on a Member's Economic Interest by operation of law, judicial process, a foreclosure by a creditor of the Member or otherwise) of an Economic Interest that does not at the same time Transfer the other rights associated with the Membership Interest transferred by that Member

(including, without limitation, the rights of that Member to vote, consent or participate in the management of the business, property and affairs of the Company), the Company shall purchase from that Member or Successor, and that Member or Successor shall sell to the Company, for a purchase price of $100, all remaining rights and interests retained by that Member or Successor that immediately before the Transfer shall have been associated with the transferred Economic Interest. Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interests is reasonable under the circumstances existing as of the date hereof and represents a bona fide, good faith attempt to determine the fair market value of the interests retained by the transferring Member.

               7.10 Simpson Purchase/Keymark Sale Option.

                    7.10.1 Call Option and Put Option. If by the fifth anniversary of the date of this Agreement, the Company or its successor or parent entity has not been sold and an initial public offering under the Securities Act of any securities of the Company or its successor or a Member (other than Keymark or Simpson) has not occurred, then Simpson shall have the option (the "Call Option") to purchase from Keymark all (but not less than all) of Keymark's Membership Interest, and Keymark shall have the option (the "Put Option") to cause Simpson to purchase all (but not less than all) of Keymark's Membership Interest. Each of the Call Option and the Put Option is sometimes referred to herein as an "Option," and collectively they are sometimes referred to as the "Options." Each Option shall be exercisable on the terms set forth below.

                    7.10.2 Exercise of Option. To exercise the Call Option, Simpson shall deliver written notice of exercise to Keymark within the thirty days beginning on the fifth anniversary of this Agreement. To exercise the Put Option, Keymark shall deliver written notice of exercise to Simpson within such thirty-day exercise period. Upon delivery of notice
of exercise of one Option, the other Option shall terminate.   If neither
Option is exercised within the thirty-day exercise period, both Options shall terminate.

                    7.10.3 Exercise Price. The exercise price for either Option shall be the fair market value of Keymark's Membership Interest on
the date of the notice of exercise, determined as follows.   Within ten
days following the date the notice of exercise is delivered, each of Simpson and Keymark shall designate one individual to serve as an appraiser. Within thirty days after being notified of and accepting his or her designation, each such appraiser shall deliver to the Company, Simpson and Keymark a written determination of the fair market value of Keymark's Membership Interest as of the date of the notice of exercise, together with the appraiser's opinion and the considerations on which such opinion is based. The appraised value of Keymark's Membership Interest shall be determined based on Keymark's Percentage Interest of the enterprise value of the entire Company and shall not be reduced by discounts based on Keymark's lack of control or the illiquidity of Keymark's Membership Interest. If the higher of the two appraisals is no more than ten percent greater than the lower appraisal, then the average of the two appraisals shall be deemed to be the fair market value of Keymark's Membership Interest for the purpose of this section 7.10. If the higher appraisal is more than ten percent higher than the lower appraisal, then the two appraisers shall jointly appoint a third appraiser (the "Independent Appraiser"). The Independent Appraiser shall be an investment banker, appraiser or certified public accountant who is neither affiliated with nor has had any prior business relationship with Simpson, Keymark or the Company and who is experienced in evaluating closely held businesses. The first two appraisals shall not be disclosed to the Independent Appraiser. Within thirty days after being notified of and accepting his or her appointment as Independent Appraiser, the Independent Appraiser shall deliver to the Company, Simpson and Keymark a written determination of the fair market value of Keymark's Membership Interest as of the date of the notice of exercise, together with the Independent Appraiser's opinion and the considerations on which such opinion is based. If the Independent Appraiser's appraisal falls between the first two appraisals, then the average of the Independent Appraiser's appraisal and the nearer of the first two appraisals shall be deemed to be the fair market value of Keymark's Membership Interest as of the date of the notice of exercise. If the Independent Appraiser's appraisal does not fall between the first two appraisals, then the nearer of the first two appraisals to the Independent Appraiser's appraisal shall be deemed to be the fair market value of
Keymark's Membership Interest.   The determination of the fair market value
of Keymark's Membership Interest pursuant to this subsection 7.10.3 shall be final, binding and conclusive. Each of Keymark and Simpson shall pay the fees and expenses of the appraiser designated by such party, and one-half of the fees and expenses of the Independent Appraiser.

                    7.10.4 Effective Date of Transfer. The transfer of Keymark's Membership Interest from Keymark to Simpson pursuant to the exercise of either Option shall be deemed to have occurred as of the date of the notice of exercise of such Option, notwithstanding that the exercise price of such Option shall not have been determined and the exercise price
shall not have been paid as of that date.   Therefore, all of Keymark's
rights as a Member of the Company shall terminate as of the date as of which either Option is exercised.

                    7.10.5 Payment of Exercise Price. Simpson shall pay the exercise price to Keymark or its legal representative within thirty days following the final determination of the exercise price pursuant to subsection 7.10.3. At least twenty percent of the exercise price shall be paid in cash, with the remainder evidenced by a promissory note secured by Keymark's Membership Interest and having such terms as are mutually
agreeable to Simpson and Keymark.   On the exercise of either Option,
Simpson and Keymark shall do all things and execute and deliver all papers as may be necessary to consummate fully such exercise in accordance with this Agreement.

          8. Consequences of Dissolution Event. On the occurrence of a Dissolution Event with respect to a sole remaining Director, the Company shall dissolve unless a Majority in Interest of the Members consent within ninety days of the Dissolution Event to the continuation of the business of the Company. The death, insanity, disability, withdrawal, resignation, expulsion, dissolution or Bankruptcy of a Member, or any event that terminates a Member's Membership Interest, shall not cause the Company to dissolve unless such Member is the sole remaining Director and such event is a Dissolution Event.

          9.   Accounting, Records, Reporting by Members.

               9.1 Books and Records. The Directors shall cause to be maintained complete and accurate accounts in proper books of all transactions of or on behalf of the Company and shall cause to be entered therein a full and accurate account of all transactions on behalf of the Company. The Company's books and accounting records shall be kept in accordance with generally accepted accounting principles (which shall be consistently applied throughout each accounting period). The Company shall maintain at its office in the State of California all of the following:

                    9.1.1 A current list of the full name and last known business or residence address of each Member, Director and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account balance and Percentage Interest of each Member or Assignee;

                    9.1.2  A copy of the Articles and any and all
amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto shall have been executed;

                    9.1.3 Copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                    9.1.4 A copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto shall have been executed;

                    9.1.5 Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

               9.2 Delivery to Members and Inspection. On the request of any Member or Assignee for purposes reasonably related to the interest of that Person as a Member or Assignee, the Directors shall promptly cause to be delivered to the requesting Member or Assignee, at the expense of the Company, a copy of the information required to be maintained by subsections 9.1.1, 9.1.3 and 9.1.4. Each Member, Director or Assignee has the right, on reasonable request for purposes reasonably related to the interest of the Person as a Member, Director or Assignee to: (a) inspect and copy during normal business hours any of the Company's records described in subsections 9.1.1 through 9.1.6; and (b) obtain from the Directors promptly after their becoming available, copies of the Company's federal, state and local income tax or information returns for each Fiscal Year. Any request, inspection or copying by a Member or Assignee under this section 9.2 may be made by that Member or Assignee or that Member's or Assignee's agent or attorney.

               9.3 Accountings. As soon as is reasonably practicable after the close of each Fiscal Year, and in any event within ninety days after the end of such Fiscal Year, the Directors shall make or cause to be made a full and accurate inventory and accounting of the affairs of the Company as of the close of that Fiscal Year and shall prepare or cause to be prepared a balance sheet as at the end of such Fiscal Year, a profit and loss statement for that Fiscal Year and a statement of Members' equity showing the respective Capital Accounts of the Members as of the close of such Fiscal Year and the distributions, if any, to Members during such Fiscal Year, and any other statements and information necessary for a complete and fair presentation of the financial condition of the Company, all of which the

Directors shall furnish to each Member. In addition, the Directors shall furnish to each Member information regarding the Company necessary for such Member to complete such Member's federal and state income tax returns. The Directors shall also furnish copies of the Company's federal and state income tax or information returns to any Member requesting the same. On such accounting being made, Profits and Losses during such Fiscal Year shall be ascertained and credited or debited, as the case may be, in the books of account of the Company to the respective Members as herein provided. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Directors. The Directors may rely on the advice of accountants whether such decisions are in accordance with the accounting principles employed by the Company.

               9.4 Filings. The Directors shall cause the income tax or information returns for the Company to be prepared and timely filed with the appropriate authorities. The Directors shall also cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other applicable laws, rules and regulations. The Company shall cause to be filed at least annually with the California Secretary of State the statement required under section 17060 of the Act. If the Directors are required by the Act to execute or file any document and fail, after demand, to do so within a reasonable time or refuse to do so, any Member may prepare, execute and file that document with the California Secretary of State.

               9.5 Bank and Brokerage Accounts. The Directors shall maintain the funds of the Company in one or more separate bank or securities brokerage accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

               9.6 Tax Matters Partner. The Directors may remove and replace the Tax Matters Partner at any time or times. The Directors shall from time to time cause the Company to make such tax elections as they deem to be in the interests of the Company and the Members generally. The Tax Matters Partner, as defined in Code section 6231, shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend Company funds for professional services and costs associated therewith.

          10   Dissolution and Winding Up.

               10.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs shall be wound up on the first to occur of (a) the vote or consent of a Majority in Interest of the Members to dissolve the Company, (b) the entry of a decree of judicial dissolution pursuant to section 17351 of the Act, (c) the occurrence of a Dissolution Event with respect to a sole remaining Director, unless a Majority in Interest of the Members consent within ninety days of such occurrence to continue the business of the Company, and (d) the determination by the Directors, in their exclusive discretion, that a sale of the Company or its successor or parent entity, or an initial public offering of the securities of the Company or its successor or a Member (other than Simpson or Keymark), on acceptable terms is not feasible within an acceptable time frame.

               10.2 Certificate of Dissolution. As soon as practicable after the occurrence of an event specified in section 10.1, the Directors or, if none, the Members conducting the winding up of the affairs of the Company, shall execute or cause to be executed a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file such Certificate as required by the Act.

               10.3 Winding Up.  On the occurrence of an event specified in section 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors. The Directors or, if there is no remaining Director, a Person or Persons designated by the consent of a Majority in Interest of the Members (the "Liquidating Person") shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the assets and liabilities of Company, shall cause such assets to be sold or distributed, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in section 10.5. The Directors or the Liquidating Person shall give notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Directors or the Liquidating Person shall be entitled to reasonable compensation for such services.

               10.4 Distributions in Kind. Any noncash assets distributed to the Members shall first be valued at their fair market value to determine the Profit or Loss that would have resulted if such assets were sold for such value, pursuant to section 6.3. Such Profit or Loss shall then be allocated pursuant to section 6, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged against the Capital Account of each Member receiving an interest in a distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Directors or the Liquidating Person, or if any Member objects, by an independent appraiser (and any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Directors or the Liquidating Person and approved by a Majority in Interest of the Members.

               10.5 Order of Payment of Liabilities on Dissolution. After a determination that all known debts and liabilities of the Company in the process of winding up, including, without limitation, debts and liabilities to Members who are creditors of the Company, shall have been paid or adequately provided for, the remaining assets shall be distributed to the Members in proportion to their positive Capital Account balances, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs. The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, shall have been adequately provided for if payment thereof shall have been assumed or guaranteed in good faith by one or more financially responsible Persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, shall have been determined in good faith and with reasonable care by the Members or Directors to be adequate at the time of any distribution of the assets pursuant to this section 10.5. This section 10.5 shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

               10.6 Compliance with Regulations. All payments to the Members on the winding up and dissolution of Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations section 1.704-1(b)(2)(ii)(d).

               10.7 Limitations on Payments. Except as otherwise specifically provided in this Agreement, each Member shall look solely to the assets of Company for the return of such Member's positive Capital Account balance and shall have no recourse for such Member's Capital Contribution or share of Profits (on dissolution or otherwise) against any other Member.

               10.8 Certificate of Cancellation. The Directors or Members who file the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the California Secretary of State, a certificate of cancellation of the Articles on the completion of the winding up of the affairs of the Company.

               10.9 No Action for Dissolution. Except as expressly permitted by this Agreement, no Member, as such, shall take any voluntary action with the purpose or effect of dissolving the Company. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should initiate or seek to maintain an action to dissolve the Company under circumstances where dissolution is not required by section 10.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Economic Interests. Accordingly, except in the case that the Company is not liquidated as required by this section 10, each Member hereby waives and renounces such Member's right to initiate or maintain any legal action or arbitration for the appointment of a receiver or trustee to liquidate the Company, for a decree of judicial dissolution of the Company or for partition, whether on the ground that it is not reasonably practicable to carry on the business of the Company in conformity with the Articles or this Agreement or the ground that dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member or any other grounds. Damages for breach of this section 10.9 may be offset against distributions by the Company to which such Member would otherwise be entitled.

          11.  Indemnification and Insurance.

               11.1 Indemnity and Limitation of Liability. Each Director or other Person acting on behalf of the Company pursuant to authority delegated by the Directors (each, an "Indemnified Person"), (a) shall be held harmless, defended and indemnified by the Company from and against any claim, liability, loss, damage or expense (including, without limitation, all attorneys' fees and expenses, expert witness fees and expenses and costs of investigation) suffered or incurred by an Indemnified Person by virtue of any action of such Indemnified Person as or on behalf of a Director or the Company in connection with the Company's activities and in substantial compliance with this Agreement, and (b) shall not be liable to the Company, the Directors or any Member for any claim, liability, loss, damage or expense; provided that, if such claim, liability, loss, damage or expense arises out of any action or inaction of any such Indemnified Person, such Indemnified Person must have reasonably believed at the time of such action or inaction that such action or inaction was in the best interests of the Company and such action or inaction must not have constituted fraud, deceit, gross negligence, recklessness or intentional misconduct by such Indemnified Person; and provided further that such indemnification or amounts recoverable under the foregoing agreement to hold harmless shall only be recoverable out of the assets of the Company, and no Director or Member shall be personally liable therefor. The Company shall advance funds for attorneys' fees and expenses, expert witnesses' fees and expenses and other costs incurred by an Indemnified Person in connection with any such claim, liability, loss, damage or expense if the following conditions are satisfied: (i) the legal action relates to the performance of duties or services for the Company by such Indemnified Person; and (ii) the Indemnified Person that is requesting such advance undertakes to repay, and provides security satisfactory to the Company for the repayment of, the advanced funds to the Company in cases in which that Indemnified Person would not be entitled to indemnification under this section 11.1. The rights granted under this section 11.1 shall not be affected by, and shall survive, any dissolution or termination of the Company and the death, disability, incapacity, resignation, withdrawal, insolvency or dissolution of any Director or Member.

               11.2 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was a Director or an agent of the Company or the Directors against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as a Director or an agent of the Company, whether or not the Company would have the power to indemnify such Person against such liability under section 11.1 or under applicable law.

          12   Investment Representations.  Each Member hereby
represents and warrants to, and agrees with, the Directors, the other Members and the Company, with respect to such Member and the Membership Interest of such Member, as follows:

               12.1 No Advertising. The offer to sell the Membership Interest was directly communicated to the Member by the Company in a manner that the Member was able to ask questions of and receive answers from the Company concerning the terms and conditions of such transaction. At no time was the Member presented with or solicited by any leaflet, public promotional material, newspaper, magazine, radio or television article or advertisement, or any other form of advertising or general solicitation.

               12.2 Investment Intent. The Membership Interest is being purchased by the Member and not by any other Person, with the Member's own funds and not with the funds of any other Person, and for the account of the Member, not as a nominee or agent and not for the account of any other Person. No other Person has or will have any interest, beneficial or otherwise, in the Membership Interest. The Member is purchasing the Membership Interest for investment for an indefinite period, not with a view to the sale or distribution of any part or all thereof by public or private sale or other disposition. The Member has no intention of selling, granting any participation in or otherwise distributing or disposing of the Membership Interest or any interest therein. The Member does not intend to subdivide the Member's purchase of the Membership Interest with any Person.

               12.3 Accredited Investor. The Member is an "accredited investor" as defined in Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act.

               12.4 Economic Risk. Understanding that investment in the Membership Interest is highly speculative, the Member is able to bear the economic risk of such investment, including the total loss thereof, for an indefinite period.

               12.5 No Registration of Membership Interests. The Member understands that the Membership Interest has not been registered under the Securities Act, or registered or qualified under any other securities law, on the grounds, among others, that no distribution or public offering of Membership Interests is to be effected and that Membership Interests are being issued by the Company in transactions that do not involve any public offering within the meaning of section 4(2) of the Securities Act, under the rules and regulations of the Securities and Exchange Commission thereunder and under comparable exemptive provisions of other applicable securities laws, rules and regulations. The Member understands that the Company is relying in part on the Member's representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Member's representations, the Member has in mind merely acquiring the Membership Interest for resale on the occurrence or nonoccurrence of some predetermined event. The Member has no such intention.

               12.6 Membership Interest Is Restricted Security. The Member understands that the Membership Interest is a "restricted security" under the Securities Act and, accordingly, that the Membership Interest must be held indefinitely unless it is subsequently registered under the Securities Act and registered or qualified under any other applicable securities law or exemptions from such registration and qualification are available. The Member understands that the Company is under no obligation so to register or qualify the Membership Interest under the Securities Act or under any other securities law, or to comply with the Regulation A or any other exemption under the Securities Act or any other law. The Member understands that Rule 144 is not available for any sale of the Membership Interest and will not be available for a substantial period of time.

               12.7 Company May Refuse to Transfer. If, in the opinion of counsel for the Company, the Member at any time hereafter acts in a manner inconsistent with such Member's representations, warranties and agreements in this Agreement, the Company may, without limiting any other remedy or relief available to the Company, refuse to Transfer the Member's Membership Interest until such time as counsel for the Company is of the opinion that such Transfer will not require registration of any Membership Interest under the Securities Act or registration or qualification of any Membership Interest under any other securities law. The Member understands and agrees that the Company may refuse to acknowledge or permit any disposition that is not in all respects in compliance with this Agreement and that the Company intends to make an appropriate notation in its records to that effect.

               12.8 No Disposition in Violation of Law. Without limiting the representations set forth herein, and without limiting section 7, the Member shall not Transfer any Membership Interest or any interest therein, or receive any consideration therefor, unless and until, prior to any proposed Transfer, the Member shall comply with all requirements and conditions in this Agreement and:

                     (a) a registration statement on Form S-1 under the Securities Act (or any other form appropriate for the purpose under the Securities Act or any form replacing any such form) with respect to the Membership Interest or any part thereof proposed to be so disposed of shall be then effective, and such disposition shall have been appropriately registered or qualified in accordance with any other applicable securities law; or

                     (b) (1) the Member shall have furnished the Company with a detailed explanation of the proposed disposition; (2) the Member shall have furnished the Company with an opinion of the Member's counsel in form and substance satisfactory to the Company to the effect that the proposed Transfer (i) complies with applicable provisions of the Securities Act and any other securities laws and will not require registration of the Member's Membership Interest or any part thereof under the Securities Act or registration or qualification thereof under any other securities law, and (ii) except as otherwise permitted by section 7, will not result in the termination of the Company for federal income tax purposes; and (3) counsel for the Company shall have concurred in such opinion and the Directors shall have advised the Member of such concurrence.

               12.9 Legends. The Member understands and agrees that any instrument or certificate representing or relating to the Membership Interest may bear such legends as the Directors may consider necessary or advisable to facilitate compliance with the Securities Act and any other securities law, including, without limitation, legends stating that the Membership Interest has not been registered under the Securities Act and setting forth the limitations on dispositions imposed by this Agreement.

               12.10 Investment Experience. The Member, either alone or with the Member's professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Company or a Director or any affiliate or selling agent of the Company or a Director, directly or indirectly, has such knowledge and experience in financial and business matters that the Member is capable of evaluating the merits and risks of an investment in the Membership Interest and has the capacity to protect the Member's own interests in connection with the Member's investment in the Membership Interest.

               12.11 Information Reviewed. The Member has received and reviewed all information the Member considers necessary or appropriate for deciding whether to acquire the Membership Interest. The Member has carefully reviewed all such information and is thoroughly familiar with the existing and proposed management, business, operations, properties and financial condition of the Company and has discussed with the Directors any questions the Member may have had with respect thereto. The Member understands:

                     (a) the risks involved in this offering, including the speculative nature of the investment;

                     (b) the financial hazards involved in this offering, including the risk of losing the Member's entire investment;

                     (c) the lack of liquidity and restrictions on Transfers of the Membership Interest; and

                    (d) the tax consequences of this investment.

The Member has consulted with the Member's own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Member in the Membership Interest and the merits and risks of an investment in the Membership Interest.

               12.12 No Representations. No Director, no agent or employee of the Company or of a Director, and no other Person has at any time expressly or implicitly represented, guaranteed or warranted to the Member that the Member may freely Transfer the Membership Interest, that a percentage of profit or amount or type of consideration will be realized as a result of an investment in the Membership Interest, that past performance or experience on the part of the Member or the Member's Affiliates or any other Person in any way indicates the predictable results of the ownership of the Membership Interest or of the overall Company business, that any cash distributions from the Company will be made to the Members by any specific date or will be made at all or that any tax benefits will accrue as a result of an investment in the Company.

               12.13 Authority. This Agreement constitutes a legal, valid and binding agreement of the Member, enforceable against the Member in accordance with its terms. The Member, if not a natural person, is empowered and duly authorized to enter into this Agreement under every applicable governing document, partnership agreement, operating agreement, trust instrument, pension plan, charter, certificate or articles of incorporation, bylaw provision or the like. The Person, if any, signing this Agreement on behalf of the Member is empowered and duly authorized to do so by the governing document, partnership agreement, operating agreement, trust instrument, pension plan, charter, certificate or articles of incorporation, bylaw provision, board of directors or stockholder resolution or the like.

               12.14 Indemnification. The Member hereby agrees to indemnify and defend the Company, the Directors and their respective Affiliates, employees, agents, partners, members, shareholders, officers and directors and hold them harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, court costs and attorneys' fees and expenses) suffered or incurred on account of or arising out of:

                     (a) any breach of or inaccuracy in the Member's representations, warranties or agreements herein, including, without limitation, the defense of any claim based on any allegation of fact inconsistent with any of such representations, warranties or agreements;

                     (b) any Transfer of the Membership Interest contrary to any of such representations, warranties or agreements; or

                     (c) any action, suit or proceeding based on (i) a claim that any of such representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress under the Securities Act or any other securities law, or (ii) any Transfer of any part or all of the Membership Interest.

          13   Legal Counsel.  Each Member acknowledges and understands
that this Agreement and related documents have been prepared by counsel for Simpson and that such counsel has not represented or been engaged to provide services to the Company or any other Member. Such Member acknowledges and understands that such counsel or other counsel may hereafter be engaged by the Company or by the Directors to provide legal services and representation as the Directors may determine, and in such event, such counsel or other counsel may concurrently represent one or more of the Members, the Directors and the Company, and the Directors may execute on behalf of the Company and the Members any consent to such concurrent representation that such counsel or other counsel may request pursuant to the applicable rules of professional conduct for lawyers. Each Member acknowledges and understands that counsel for the Company or any other Member does not represent any Member in the absence of a clear and explicit agreement to that effect between such Member and such counsel, and in the absence of such agreement, such counsel shall owe no duties to any Member. Each Member agrees that in the event of any dispute between any of the Members and the Company, or between any of the Members or the Company, on the one hand, and a Director or any of his or her Affiliates represented by counsel for the Company, on the other hand, counsel for the Company may represent the Company or the Directors or such Affiliates, or both, in such dispute to the extent permitted by such rules, and such Member hereby consents to such representation. Each Member further acknowledges that counsel for Simpson has not represented the interest of any Member other than Simpson in the preparation and negotiation of this Agreement and that, while communications with such counsel concerning the Company, the Directors and the Members may be confidential with respect to third parties, such Member has no expectation that such communications are confidential with respect to other Members. Each Member represents and warrants that such Member has consulted with such Member's own counsel regarding this Agreement, to the extent that such Member considered advisable or appropriate.

          14   Notices.  Except as otherwise expressly provided herein, any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three business days after being mailed by first class mail, charges and postage prepaid, properly addressed to the party to receive such notice at the last address or facsimile number furnished for such purpose by the party to whom notice is directed.

          15   Severability.  If any provision of this Agreement, or the
application of such provision to any Person or circumstance, shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

          16   Governing Law.  This Agreement shall be governed by and
construed and interpreted in accordance with the laws of the State of California.

          17   Binding Effect.  Subject to section 7, this Agreement shall bind and inure to the benefit of the parties and their respective
Successors.

          18   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          19   Entire Agreement.  This Agreement (which includes the
exhibits hereto) contains the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, understandings and agreements between or among the parties, regarding the subject matter hereof.

          20   Further Assurances.  Each Member shall provide such further information with respect to that Member and any of its beneficial owners as the Company may request, and shall do or perform such acts and things and execute and deliver such other and further certificates, instruments and other documents, as may be necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

          21   Headings; Gender; Number; References.  The headings of the sections hereof are solely for convenience of reference and are not part of this Agreement. As used herein, each gender includes each other gender, and the singular includes the plural and vice versa, as the context may require. All references to sections and subsections are intended to refer to sections and subsections of this Agreement, except as otherwise indicated.

          22   Arbitration.  THE MEMBERS AND THE DIRECTORS WAIVE THEIR
RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING ANY RIGHT TO A JURY TRIAL. The Members and the Directors agree that in the event of any dispute between or among any of them or any of their Affiliates arising out of, relating to or in connection with this Agreement or the Company or its organization, formation, business or management, such dispute shall be resolved exclusively by arbitration to be conducted only in the county and state of the principal office of the Company at the time of such dispute in accordance with the rules of JAMS ("JAMS") applying the laws of California. The Members and the Directors agree that such arbitration shall be conducted by a retired judge, that discovery shall be permitted as required by the rules of JAMS, that the arbitration award shall include factual findings and conclusions of law, and that no punitive damages shall be awarded. The Members and the Directors understand that any party's right to appeal or to seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction in the county and state of the principal office of the Company at the time such award is rendered or as otherwise provided by law.

          23   Parties in Interest.  Except as expressly provided in the
Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Person other than the Members and the Directors and their respective Successors nor shall anything in this Agreement relieve or discharge the obligation or liability of any third Person to any party to this Agreement, nor shall any provision give any third Person any right of subrogation or action over or against any party to this Agreement.

          24   Amendments.  All amendments to this Agreement or the
Articles shall be in writing, approved by the Directors and signed or otherwise adopted or approved in writing by a Majority in Interest of the Members.

          25   Attorneys' Fees.  If any dispute between or among any of the
Company, the Members and the Directors or any of their respective Affiliates should result in litigation or arbitration, the prevailing party or parties in such dispute shall be entitled to recover from the other party or parties all reasonable fees, costs and expenses of enforcing any right of the prevailing party or parties, including, without limitation, reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any arbitration award, judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such award or judgment and an award of prejudgment interest from the date of the breach at the maximum rate allowed by law. For the purposes of this section 25, (a) attorneys' fees shall include, without limitation, fees incurred in postaward or postjudgment motions, contempt proceedings, garnishment, levy, and debtor and third party examinations, discovery, and bankruptcy litigation, and (b) prevailing party shall mean the party that is determined in the arbitration or proceeding to have prevailed or who prevails by dismissal, default or otherwise.

          26   Power of Attorney.  Each Member irrevocably constitutes and appoints each Director, with full power of substitution and resubstitution, such Member's true and lawful attorney, for such Member and in such Member's name, place and stead, and for such Member's use and benefit, to sign, execute, deliver, certify, acknowledge, swear to, file, record and publish (a) the Articles and any amendment thereto or to this Agreement as provided herein, (b) any other certificates, instruments, agreements and documents necessary to qualify or continue the Company as a limited liability company that is taxed as a partnership in the states or other jurisdictions where the Directors deem necessary or desirable, (c) all conveyances, assignments, documents of transfer or other instruments and documents necessary to effect the assignment of an interest in the Company, the substitution of a Member or the dissolution and termination of the Company in accordance with this Agreement and (d) all filings and submissions pursuant to any applicable law, regulation, rule, order, decree or judgment which, in the reasonable opinion of the Directors, may be necessary or advisable in connection with the business of the Company; provided that such action shall be in accordance with this Agreement and authorized by the Directors. The power of attorney granted herein is coupled with an interest, shall be irrevocable, shall survive the death, disability or incapacity of any Person, shall be deemed given by each and every assignee and successor of each Member and may be exercised by any Director by listing, or attaching a list of, any or all of the names of the Members and signing such amendments, certificates, instruments and other documents with the single signature of such Director as attorney-in-fact for all of the persons whose names are so listed.

          27   Remedies Cumulative.  The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

          IN WITNESS WHEREOF, this Operating Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

SIMPSON MANUFACTURING CO., INC.

By:  /s/THOMAS J FITZMYERS
     ----------------------------------
     Thomas J Fitzmyers, President


KEYMARK ENTERPRISES, INC.

By:  /s/KEITH DIETZEN
     ----------------------------------
     Keith Dietzen, President

                                  EXHIBIT A

                              KEYBUILDER.COM, LLC
           NAMES, ADDRESSES, CAPITAL CONTRIBUTIONS, AGREED VALUES AND
              PERCENTAGE INTERESTS OF MEMBERS AS OF March 6, 2000


                                                               Agreed Value of
                                                Capital        Noncash Capital    Percentage
   Member                Address             Contributions      Contributions      Interest
-------------    -----------------------    ---------------    ---------------    ----------

Simpson          4637 Chabot Drive,            $3,000,000                           60.0%
Manufacturing    Suite 200, Pleasanton,
Co., Inc.        CA 94588-0789


Keymark                                        Keymark            $0                40.0%
Enterprises,                                   License
Inc.


                                  EXHIBIT B

                              LICENSE AGREEMENT



     This License Agreement (the "Agreement") is made and entered into as of March 6, 2000 (the "Effective Date"), by and between Keybuilder.com, a California limited liability company (the "Company"), and Keymark
Enterprises, Inc., an Illinois corporation ("Keymark"), with reference to the following facts:

                                   RECITALS

     A. Keymark has developed and owns a proprietary software program for designing and engineering roof trusses and systems, walls, floor systems, and take-offs for building construction (the "Keymark Technology"). The Keymark Technology includes specialized software programs developed pursuant to specifications of Simpson Manufacturing Co., Inc., a Dealware corporation ("Simpson"), under the First Amended and Restated Software Development and Marketing Agreement dated as of May 1, 1997, between Keymark and Simpson (the "Development Agreement").

     B.   Keymark has the right to grant licenses of the Keymark
Technology, and the Company desires to obtain a license to the Keymark
Technology on the terms and conditions herein.   The Keymark Technology is
defined in the LLC Agreement and described in more detail in Exhibit A hereto.

     C. Keymark is a Member of the Company and, as contemplated by the Company's LLC Operating Agreement dated as of March 6, 2000 (the "LLC Agreement"), to which this Agreement is attached as Exhibit B. Keymark desires to make a capital contribution to the Company in the form of a license to the Company of the Keymark Technology.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions herein, the parties agree as follows:

     1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to them in the LLC Agreement. For the purposes of this Agreement, the following words and phrases have the following meanings:

         1.1   Change in Control of a corporation means:

               (a) a consolidation or merger with any other Person, in which all voting securities of such corporation outstanding immediately prior thereto represent (either by remaining outstanding or being converted into voting securities of the surviving corporation) less than fifty percent of the voting power of such corporation or the surviving entity outstanding immediately thereafter;

               (b) the sale or disposition by such corporation (in one transaction or a series of related transactions) of all or substantially all of its assets;

               (c) the approval by the stockholders of such corporation of a plan of liquidation or dissolution;

               (d) the acquisition, directly or indirectly, by any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of such corporation or an entity that is owned directly or indirectly by the stockholders of such corporation in substantially the same proportions as their ownership of stock of such corporation) of voting securities of such corporation representing more than fifty percent of the voting power of such corporation; or

               (e) any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature, other than a merger or consolidation) in which the holders of voting securities of such corporation immediately before such event own less than fifty percent of the voting power of such corporation or any successor entity immediately thereafter.

          1.2 Company Business means the business of designing, developing and marketing an internet-based building design and engineering service.

          1.3  Effective Date means the date first written above.

          1.4 Force Majeure Event means any decree of a Governmental Authority, natural disaster, such as storms, floods or earthquakes, other acts of God, fires, explosions, riots, war or civil disturbances, strikes or other labor unrest, governmental actions or regulations, delays in transportation, or inability to obtain necessary labor, governmental permits, supplies or manufacturing facilities, which in any such case would delay or preclude either Party from performing its obligations under this Agreement.

          1.5 Governmental Authority means any court, public or private arbitral tribunal, administrative agency, commission or other governmental or regulatory authority or agency.

          1.6 Intellectual Property or IP means patents, patent applications, patent rights, utility models, inventions (whether patentable or not), trademarks, trademark applications, trademark rights, service marks, business marks, trade names, brand names, all other names and slogans embodying business or product good will, copyright registrations, copyrights (including those in computer programs), software, including all source code and object code, development documentation, circuit board layouts, printed circuit boards or cards or logic diagrams or schematics, programming tools, drawings, specifications and data, trade secrets, know-how, mask works, industrial designs, blueprints, formulae, processes and technical information, and documentation thereof and any rights under licenses to any of the foregoing, whether or not subject to statutory registration or protection.

          1.7  License is defined in section 2.1.

          1.8 Party means the Company or Keymark, excluding their Affiliates.

          1.9 Person means any natural person, corporation, partnership, trust, joint venture, limited liability company or other entity.

     2.   Grant of License.

          2.1 License of Keymark Technology to the Company. Subject to the terms and conditions in this Agreement, Keymark hereby grants to the Company a worldwide, royalty-free license and right (the "License") to use the Keymark Technology to develop, make, have made, use, sell, offer for sale, import, improve, modify, copy, adopt, create Derivative Works of, publicly display, publicly perform, publish, distribute and otherwise transfer, components and materials relating to the Company Business, which components and materials may incorporate all or part of the Keymark Technology, and to use the Keymark Technology for all other purposes concerning the Company Business. The License further includes the Company's right and license to grant sublicenses of the Keymark Technology to any other Person, provided that such sublicenses shall terminate concurrently with the License unless Keymark's express written consent is obtained, and to disclose and make available to sublicensees the Keymark Technology to enable such sublicensees to develop, make, have made, use, sell, offer for sale, import, improve, modify, copy, adopt, create Derivative Works of, publicly display, publicly perform, publish, distribute and otherwise transfer, components and materials relating to the Company Business.

          2.2  Restriction on Scope.   The License applies only to
applications of the Keymark Technology in the internet environment and does not grant the Company any license or right to use the Keymark Technology in applications for the non-internet environment.

          2.3  Exclusivity.   The License is exclusive to the Company
except with respect to the Keymark Steel Technology, with respect to which the License is non-exclusive to the Company; provided that if the Company fails to make any monthly payment to Keymark in accordance with section
3.3 of the LLC Agreement with respect to any of the twenty-four consecutive months commencing with February 2000, and such failure is not remedied within ten days after written notice thereof from Keymark to the Company, the License shall become non-exclusive for all applications, both in the internet and the non-internet environments, and otherwise shall continue in effect unchanged.

          2.4 Sublicenses. The Company's right to grant sublicenses to third Persons pursuant to the License, and the right to determine the terms and conditions thereof, shall be exercisable by the Company at the Company's sole and exclusive discretion without the need for any further or additional consent or approval of Keymark. Any such sublicense shall terminate concurrently with the License unless Keymark's prior written approval is obtained.

          2.5 Title. Title to the Keymark Technology shall remain in the name of Keymark, except as otherwise provided in section 3.1 of the LLC Agreement.

          2.6 Acknowledgement of Consideration. Keymark hereby represents, warrants and agrees that the Company's issuance of Membership Interests to Keymark constitutes good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, for the rights, licenses, agreements and other covenants granted or included in this Agreement, and further acknowledges that it is in the best interests of Keymark to enter into this Agreement.

     3.   Obligations and Rights of Keymark.

          3.1 Additional Development. Except for proprietary development or changes made pursuant to restriction in other agreements, Keymark agrees promptly to disclose and make available to the Company any IP relating to, derived from or based on the Keymark Technology, including, but not limited to, any modifications or improvements thereto, developed, discovered or acquired by Keymark during the term of this Agreement, either alone or with the participation of the Company, and agrees that all such IP shall become subject to the License, without further compensation to Keymark of any kind, whether in the form of fee, royalty or equity participation, or otherwise.

          3.2 Maintenance of IP Rights. Keymark shall secure, maintain and defend, at its own expense, all IP rights (such as patents, copyrights and trademarks) relating to the Keymark Technology during the term of this Agreement.

          3.3  Source Code.    Keymark shall provide the Company with one
copy of the source code of the Keymark Technology upon execution of this
Agreement.   During the term of this Agreement, Keymark shall promptly
provide the Company with one copy of the source code of all modifications, improvements and Derivative Works of the Keymark
Technology.   The Company agrees that such source code shall be
confidential information of Keymark, subject to section 5. In lieu of providing source code to the Company as required by this section 3.3, Keymark may deposit such source code with an escrow agent acceptable to the Company pursuant to a source code escrow agreement the terms of which have been agreed to by Keymark and the Company.

     4.   Representations and Warranties.

          4.1 Authority. Keymark represents and warrants to the Company that (a) Keymark has the power and authority to enter into and perform its obligations under this Agreement, (b) the signatory hereto on Keymark's behalf is authorized to execute this Agreement and bind Keymark to the terms and conditions of this Agreement, and (c) this Agreement is the legal, valid and binding agreement of Keymark, enforceable against Keymark in accordance with its terms.

          4.2 Rights to Keymark Technology. Keymark represents and warrants that it has, and will have at all times while this Agreement is in effect, good title to the Keymark Technology and the full power and right to grant the License and other rights to the Company contemplated in this Agreement in accordance with the terms hereof. Keymark represents and warrants that to its best knowledge as of the Effective Date or, if later, the date it furnishes such Keymark Technology to the Company, (a) none of the Keymark Technology that it uses or allows the Company to use in connection with this Agreement infringes the IP rights or other proprietary rights of any other Person, and (b) all registrations or patents that Keymark holds with respect to the Keymark Technology are valid and enforceable.

          4.3 No Conflict with Rights of Third Persons. To the best knowledge of Keymark as of the Effective Date, the execution, delivery and performance of this Agreement by Keymark will not violate the rights of any other Person, violate, conflict with or constitute a default under or a breach of any agreement with any Person, require the consent or approval of any other Person, or result in the creation of any right that may adversely affect the Company, the Company Business or the Company's use of
the License.   Keymark represents and warrants that it does not have any
knowledge of any pending or threatened claims, suits, challenges or similar legal actions relating to the Keymark Technology and agrees that Keymark will promptly notify the Company if Keymark becomes aware of any such claim, suit, challenge, or similar action. Keymark represents, warrants and agrees that it has not used and shall not use any IP of any other Person that is not available for use by Keymark in accordance with the terms and conditions of this Agreement without such other Person's prior approval.

          4.4 Employees. All current and future officers, employees and consultants of Keymark have signed or will be required to sign and deliver to Keymark agreements regarding the nondisclosure of confidential information and assigning such individual's rights to inventions, innovations, copyrights and other IP to Keymark before such individual gains access to any confidential information of the Company, or works on development projects pursuant to this Agreement or the LLC Agreement.

          4.5 Inconsistent Grants of Rights. Keymark has not granted and shall not grant any rights to any other Person that would conflict or be inconsistent with the rights granted by Keymark to the Company by this Agreement.

     5.   Term and Termination.

          5.1 Term. This Agreement shall become effective on the Effective Date and shall continue in effect until terminated by a Party in accordance with this section 5.

          5.2  Termination.

               (a) Either Party may terminate this Agreement immediately by written notice to the other Party on the occurrence of any of the following events:
                   (i) any material breach or default by the other Party; provided that the nonbreaching Party shall have notified the breaching Party specifying the nature of the breach or default and within thirty days after the breaching Party's receipt of such notice, such breach or default has not been remedied and the Parties have not agreed to a plan for curing the breach or default; and provided further that in the case of a breach of section 5, the foregoing cure period shall not apply, and the nonbreaching Party may terminate this Agreement immediately on notice to the breaching Party; or

                   (ii) if the other Party is adjudicated a bankrupt, becomes insolvent or has a receiver of its assets or property appointed because of insolvency, makes a general assignment for the benefit of creditors, institutes any proceeding for the reorganization of its affairs, or if any such proceeding is instituted against such other Party and not dismissed within ninety days; or

                   (iii) if the other Party ceases to do business or otherwise terminates its business operations.

               (b) The Company may terminate this Agreement at any time with or without cause on thirty days' notice to Keymark.

               (c) The Company may terminate this Agreement at any time immediately on notice to Keymark if Keymark undergoes a Change in Control.

               (d) Keymark may terminate this Agreement if the Company fails to make any monthly payment due to Keymark pursuant to section 3.3 of the LLC Agreement with respect to any month after January 2002, and such failure is not remedied within ten days after written notice thereof from Keymark to the Company.

          5.3 Effects of Termination. Except for those representations, warranties and covenants that expressly survive the termination of this Agreement, all licenses and rights granted herein and all obligations of the Parties hereunder shall terminate on the effective date of termination of this Agreement; provided that the termination of this Agreement shall not release either Party from any liability that at the time of termination has already accrued to the other Party or that thereafter may accrue in respect of any act or omission prior to termination or from any obligation that is expressly stated herein to survive termination. The rights and obligations provided in sections 2.6, 4, 5, 6, and 7 shall not be affected by, and shall survive, any termination of this Agreement. On termination or expiration of this Agreement, each Party shall immediately return to the other Party all confidential information of the other Party in its possession. The termination rights provided in this Agreement shall be in addition to and not in lieu of any other rights and remedies, whether at law or in equity, available to the terminating Party.

     6.   Indemnification.

          6.1 General Indemnification. Each Party (the "Indemnitor") shall indemnify and hold harmless the other Party and such other Party's Affiliates, customers and suppliers (each, an "Indemnitee") from and against any and all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, settlements, actions, claims, proceedings, demands or causes of action, including but not limited to reasonable attorneys' fees and expenses, expert witnesses' fees and expenses and court costs and costs of appeal ("Claims") that were caused by, or arose as a result of, with respect to or in connection with any of the following:

               (a) Any inaccuracy in any representation or warranty or any breach of any representation, warranty or covenant of the Indemnitor under this Agreement, or any certificate, agreement, instrument or other document delivered pursuant to this Agreement; or

               (b) Any failure of the Indemnitor duly to perform or observe any term, provision, covenant, or agreement to be performed or observed by such Indemnitor pursuant to this Agreement, and any certificate, agreement, instrument or other document entered into or delivered pursuant to this Agreement; provided that the Indemnitee shall not be entitled to indemnification under this section 7.1 with respect to any Claim that is based on or arises out of or is caused by any willful misconduct, negligence or fraudulent act or omission of the Indemnitee.

          6.2  IP Indemnification.   Keymark shall indemnify and hold
harmless the Company and the Company's Affiliates, customers and suppliers (each, an "Indemnitee") from and against any Claim resulting from alleged infringement of an IP right relating to the Keymark Technology that Keymark provided to the Indemnitee or other Persons under this Agreement; provided that Keymark's obligations under this section 6.2 are conditioned on the Indemnitee's agreement that if any of such IP that Keymark provided is likely to become the subject of a Claim, the Indemnitee will permit Keymark, at Keymark's option and expense within thirty days of notifying the Indemnitee of such likelihood, either to procure the right for the Indemnitee to continue using such IP, or to replace or modify such IP so that it becomes non-infringing; and provided further that Keymark shall not have any indemnification obligation under this section 6.2 with respect to a Claim to the extent that (a) the Indemnitee continues allegedly infringing activity after being notified thereof or being informed of modifications that would have avoided the alleged infringement, or (b) the Indemnitee's use of the Keymark Technology is not
strictly in accordance with the License granted hereunder.   For purposes
of sections 6.3 and 6.4 as they relate to Claims under this section 6.2, "Indemnitor" shall mean Keymark.

          6.3  Notification and Control of Defense or Settlement.

               (a) The Indemnitee shall notify the Indemnitor in writing of any Claim for which the Indemnitor may be responsible under this Agreement, within ten days of receiving notice of such Claim, and shall furnish to the Indemnitor a copy of all correspondence relating to such Claim (and shall promptly furnish to the Indemnitor all subsequent correspondence relating to such Claim).

               (b) The Indemnitor may choose whether to defend or settle any Claim, and the Indemnitee shall cooperate with the Indemnitor (at the Indemnitor's expense) in every reasonable way to facilitate such defense or settlement. At the Indemnitee's request, the Indemnitor shall give the Indemnitee, at the Indemnitee's expense, the opportunity to participate with the Indemnitor in the defense or settlement of such claim; provided that the Indemnitor shall control any such defense or settlement.

          6.4 Forfeiture of Indemnification. Any indemnification pursuant to section 6.1 or section 6.2 shall not apply (a) if the Indemnitee fails to give the Indemnitor notice of any Claim it receives within ten days of receiving such Claim and such failure materially prejudices the Indemnitor, (b) unless the Indemnitor is given the opportunity to solely control the defense of such Claim, or (c) with respect to amounts in settlement of a Claim, unless the Indemnitor approves such settlement, which approval shall not be unreasonably withheld.

     7.   Miscellaneous.

          7.1 Governing Law and Venue. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without reference to any choice of law principles of such

State. With respect to any suit, action or other proceeding arising out of this Agreement, the Parties (a) expressly waive any right they may have to a jury trial and agree that any such proceeding shall be tried by a judge without a jury, (b) agree to non-exclusive personal jurisdiction and venue of the United States District Court for the Northern District of California (and any California State Court within that District) for that purpose, and (c) appoint the persons set forth in Section 7.5 as their respective agents for service of process in such jurisdiction.

          7.2 Entire Agreement. This Agreement, together with the LLC Agreement, contains the entire agreement of the Parties regarding the activities described herein and therein and supersedes all prior negotiations, correspondence, understandings and agreements between the Parties regarding the subject matter hereof and thereof.

          7.3 Relationship of the Parties. None of Keymark's employees, consultants, contractors, agents or Affiliates are agents, employees, partners or joint venturers of the Company for any purpose whatsoever, nor shall they represent to the contrary, either expressly, implicitly, by appearance or otherwise; nor shall they make any warranties or representations on the Company's behalf, or assume or create any obligation on the Company's behalf.

          7.4 No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, the provisions of this Agreement are for the benefit of the Parties and not for any other Person.

          7.5  Notices.   Notices required or permitted hereunder shall be
in writing and shall be deemed duly given and received (a) when delivered personally; (b) when sent by confirmed facsimile; (c) five days after having been sent by first class mail, postage prepaid; or (d) one business day after deposit for next day delivery with a commercial overnight carrier with tracking capabilities and confirmation of receipt or United States Express Mail, with written verification of receipt. Receipt shall be rebuttably presumed in accordance with the foregoing sentence if the communication is addressed as follows:

     If to the Company:  Tom Fitzmyers
                         Keybuilder.com, LLC.
                         4637 Chabot Drive, Suite 200
                         Pleasanton, California 94588-0789

                         with a copy to:

                         Shartsis, Friese & Ginsburg LLP
                         One Maritime Plaza, 18th Floor
                         San Francisco, CA 94114
                         Attn:  Carolyn S. Reiser, Esq.

     If to Keymark:      Keith Dietzen
                         Keymark Enterprises, Inc.
                         2905 Wilderness Place, #202
                         Boulder, Colorado 80301
or to such other address or addressee as a Party may hereafter specify by notice to the other.

          7.6 Amendment; Waiver. This Agreement may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by an officer of the Party against which enforcement thereof is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term or condition or breach, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

          7.7 Attorneys' Fees. In the event of any controversy, claim or dispute between the Parties arising out of or relating to this Agreement, or the alleged breach thereof, the prevailing Party shall, in addition to any other relief or award, be entitled to recover its attorneys' fees and all of the costs incurred in connection therewith.

          7.8 Construction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the Agreement, so construed, fails to meet the essential business purposes of the Parties as manifested by this Agreement.

          7.9 Successors. This Agreement and its terms and conditions shall bind and inure to the benefit of the respective successors and assigns of the Parties; provided that Keymark may not assign its rights or delegate its obligations under this Agreement either as a whole or in part without the prior written consent of the Company, except that no such consent shall be required for an assignment by Keymark to one or more of its wholly owned Affiliates. Any attempted assignment in violation of this section 7.9 shall be void.

          7.10 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          7.11 Heading and References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     executed this Agreement effective as of the date first written above.

KEYBUILDER.COM, LLC.                       KEYMARK ENTERPRISES, INC.

By: /s/Thomas J Fitzmyers                  By: /s/Keith Dietzen
    ----------------------------               ----------------------------

Title: Director                            Title: President
       -------------------------                  -------------------------

Date: March 9, 2000                        Date: March 9, 2000
      --------------------------                 --------------------------

By: /s/Steve Lamson
    ----------------------------

Title: Director
       -------------------------

Date: March 9, 2000
      --------------------------

                                       EXHIBIT A

                            DESCRIPTION OF KEYMARK TECHNOLOGY


The following brochures describe the Keymark Technology:

     KeyBuild Brochure         Form F-KBSPEC 12/99

     KeyLat Brochure